PUBLIC ELECTRICITY SUPPLY LICENCE

                                        FOR

                               Northern Electric plc

NOTE

The licenceholder is subject to the
environmental obligations set out in
Schedule 9 (Preservation of Amenity
and Fisheries) of the Electricity Act 1989

TABLE OF CONTENTS

PART I		TERMS OF THE LICENCE
PART II	THE CONDITIONS

1.	Interpretation
2.	Separate accounts for Separate Businesses
3.	Charge restriction conditions: definitions
3A.	Restriction of distribution charges
3B.	Restriction of supply charges
3C.	[ No longer used ]
3D.	Restriction of distribution charges and of supply charges: adjustments
3E.	Information to be provided to the Director in connection with the
   	charge restriction conditions
3F.	Allowances in respect of security costs
3G.	Duration of charge restriction conditions
4.	Prohibition of cross-subsidies and of discrimination
5.	Obligation on economic purchasing
6.	Restriction on own-generation capacity
7.	Tariffs
8.	Basis of charges for top-up and standby supplies or sales of electricity, use of system and connection to the system: requirements for transparency
8A.	Non-discrimination in the provision of top-up or standby supplies or sales of electricity use of system and connection to the system
8B.	Requirements to offer terms
8C.	Functions of the Director
9.	Distribution system planning standard and quality of service
10.	Generation security standard
11.	Distribution Code
12.	Restriction on use of certain information
13.	Compliance with the Grid Code
14.	Security arrangements
15.	Pooling and Settlement Agreement
16.	Conditions of supply affecting tariff customers' statutory rights
17.	Licensee's apparatus on tariff customers' side of meter
18.	Code of practice on payment of bills
19.	Methods for dealing with tariff customers in default
20.	Provision of services for persons who are of pensionable age or disabled
21.	Standards of performance
22.	Efficient use of electricity
23.	Complaint handling procedure
24.	Relations with relevant consumers' committee
25.	Health and safety of employees
26.	Requirement to enter certain agreements
27.	Disposal of relevant assets
28.	Provision of information to the Director
29.	Payment of fees


SCHEDULE 1:	Description of authorised area
SCHEDULE 2:	Terms as to revocation
SCHEDULE 3:	Supplementary provisions of the charge restriction conditions

	PART A	Principles for attribution of the fossil fuel levy and payments in lieu
			thereof, transmission connection point charges, remote transmission
			asset rentals and distribution losses
	PART B	EHV premises
	PART C	Excluded services
	PART D	Regulated distribution unit categories
	PART E	Calculation of factor in respect of distribution losses
	PART F	Electricity Purchase costs

PART I:	TERMS OF THE LICENCE

1.	The Secretary of State, in exercise of the power conferred
by Section 6(a)(c), and Section 6(6) and Section 7 of the Electricity Act 1989 (hereinafter referred to as the "Act") hereby licenses Northern Electric plc (registered in England and Wales under number 2366942) as public electricity supplier to supply electricity to any premises in the authorised area designated in Schedule 1 below during the period specified in paragraph 3 below, subject to the Conditions set out in Part II and Schedule 3 below (hereinafter referred to as the "Conditions").

2.	The Conditions are subject to modification or amendment in
accordance with their terms or with Sections 11, 14 or 15 of the Act. This licence is further subject to the terms as to revocation specified in Schedule 2.

3.	This licence shall come into force on the transfer date
appointed under Section 65 of the Act and unless revoked in accordance with the provisions of Schedule 2.

3.	This licence shall come into force on the transfer date
appointed under Section 65 of the Act and unless revoked in accordance with the provisions of Schedule 2 shall continue until determined by not less than 25 years' notice in writing given by the Secretary of State to the licensee, such notice not to be served earlier than a date being 10 years after the licence comes into force.


JOHN WAKEHAM
26th March 1990
Secretary of State for Energy

PART II:	THE CONDITIONS


Condition 1:  Interpretation

1.	Unless the contrary intention appears, words and expressions used in the Conditions shall be construed as if they were in an Act of Parliament and the Interpretation Act 1978 applied to them and references to an enactment shall include any statutory modification or re-enactment thereof after the date when this licence comes into force.

2.	Any word or express defined for the purposes of any
provision of Part 1 of the Act shall, unless the contrary intention appears, have the same meaning when used in the Conditions.

3.	In the Conditions unless the context otherwise requires:

"affiliate" in relation to the licensee means any holding company or subsidiary of the licensee or any subsidiary of a holding company of the licensee, in each case within the meaning of Sections 736, 736A and 736B of the Companies Act 1985 as substituted by Section 144 of the Companies Act 1989 and if that Section is not in force at the date of grant of this licence as if such Section were in force at such date.

"Auditors" means the licensee's auditors for the time being holding office in accordance with the requirements of the Companies Act 1985.

"authorised" in relation to any business or activity means authorised by licence granted under Section 6 or exemption granted under Section 5 of the Act

"authorised area" means the area from time to time comprised in Schedule 1 to this licence.

"authorised electricity operator" means any person (other than the licensee) who is authorised to generate, transmit or supply electricity and for the purposes of Conditions 8A to 8C inclusive shall include any person who has made application to be so authorised which application has not been refused and any person transferring electricity to or from England and Wales across an interconnector or who has made application for use of interconnector which has not been refused.

"connection charges" means charges made or levied or to be made or levied for the carrying out (whether before or after the date on which the licence comes into force) of works and provision and installation of electrical plant, electric lines and ancillary meters in constructing or modifying entry and exit points on the licensee's distribution system together with charges in respect of maintenance and repair of such items in so far as not otherwise recoverable as use of system charges and in respect of disconnection and the removal of electrical plan, electric lines and ancillary meters following disconnection, all as more fully described in paragraphs 4 and 7 of Condition 8, whether or not such charges are annualised.

"customer" means any person supplied or entitled to be supplied with electricity by the licensee or, as the case may be, by any affiliate or related undertaking of the licensee but shall not include any authorised electricity operator in its capacity as such.
"declared net capacity" means in relation to generation plant, the highest generation of electricity, at the main alternator terminals, which can be maintained for an indefinite period of time without causing damage to the plant less so much of that capacity as is consumed by the plant.

"designated" in relation to any agreement or arrangement or code or proposal therefor means designated by the Secretary of State or on his behalf by such means as he may consider appropriate whether for the purposes of any Condition of this licence or otherwise, but so that an agreement or arrangement or code or proposal therefor so designated may at the discretion of the Secretary of State cease to be designated if amended or modified in any material respect.

"Distribution Business" means the business of the licensee or any affiliate or related undertaking in or ancillary to the distribution (whether for its own account or that of third parties) of electricity through the licensee's distribution system and shall include any business in providing connections to the licensee's distribution system.

"Distribution Code" means the Distribution Code required to be drawn up pursuant to Condition 11, as from time to time revised with the approval of the Director.

	"electricity purchase contract" shall include any contract or arrangement under which provision is made for the making or receipt of payments by reference to the difference between

(a) an amount specified or ascertainable under the term of such contract or arrangement; and

(b) the price at which electricity is sold or purchased under the Pooling and Settlement
Agreement or any component of either of such prices;

and

"electricity sale contract" shall be construed accordingly.

"equivalent megawatt" in circumstances where demand is only measured in megavolt amperes means megavolt amperes converted into megawatts using for this purpose a power factor of 0.9 megawatts per megavolt ampere or such other factor as may with the approval of the Director be taken as being appropriate having regard to electrical characteristics of the supply, and cognate expressions shall be construed accordingly.

"financial year" bears the meaning given to it as paragraph
1 of Condition 2

"Fuel Security Code" means the document of that title designated as such by the Secretary of State as from time to time amended.

"Generation Business means the business (if any) in the generation of electricity being a business involving own-generation sets or in which there is an accountable interest in generation sets, as defined for the purposes of Condition 6.

"generation set" means any plant or apparatus for the production of electricity and shall where appropriate include a generating station comprising more than one generation set.

"Grid Code" means the Grid Code required to be drawn up by the Transmission Company and approved by the Director as from time to time revised with the approval of the Director.

"grid supply point" means any point where electricity is delivered to the licensee's distribution system from the transmission system.

"interconnectors" means the electric lines and electrical plant and meters owned or operated by the Transmission
Company solely for the transfer of electricity to or from the transmission system into or out of England and Wales.

"licensee" means Northern Electric plc (registered in
England and Wales under number 2366942) and (where the context so requires) shall include any Area Board in respect of which the licensee is the successor company.

"licensee's distribution system" means the system of electric lines situated wholly or partly within the authorised area owned or operated by the licensee for distribution of electricity between the grid supply points or generation sets or other entry points and the points where it is delivered to customers or authorised electricity operators, and includes any remote transmission assets owned by the Transmission Company operated by the licensee and any electrical plant and meters owned or operated by the licensee in connection with the distribution of electricity and references to the distribution system of any authorised electricity operator shall be construed accordingly.

"megawatt" or "MW" includes an equivalent megawatt.

"0.1 MW customers" means any customer other than an over 0.1
MW customer in its capacity as such.

"0.1 MW premises" means any premises other than over 0.1 MW premises.

"over 0.1 MW customer" means a customer supplied at over 0.1
MW premises, but shall not include such customer in so far as supplied at 0.1 MW premises.

"over 0.1 MW premises" means premises supplied by the licensee at which the average of the maximum monthly demands in the three months of highest maximum demand in any period of twelve consecutive months commencing on or after January
1993 exceeds one tenth of a megawatt.

"Pooling and Settlement Agreement" means the agreement of that title approved (or to be approved) by the Secretary of State or by the Director as from time to time amended with the approval of the Director (where so required pursuant to its terms) and shall where the context permits include the Initial Settlement Agreement approved (or to be approved) by the Secretary of State (as from time to time amended with the consent of the Secretary of State).

"related undertaking" in relation to the licensee means any undertaking in which the licensee has a participating interest as defined by Section 260 of the Companies Act
1985 as substituted by Section 22 of the Companies Act 1989 and if that section is not in force at the date of grant of this licence as if such section were in force at such date.

"relevant consumers' committee" means the committee appointed by the Director under Section 2 of the Act for the area for which the licensee is the public electricity supplier.

"relevant premises" means any premises of or occupied by the licensee open to customers in the normal course of the licensee's business.

"remote transmission assets" means any electric lines, electrical plant or meters owned by the Transmission Company which (a) are embedded in the distribution system of the licensee or any authorised electricity operator other than the Transmission Company and are not directly connected by lines or plant owned by the Transmission Company to a sub-station owned by the Transmission Company and (b) are by agreement between the Transmission Company and the licensee or such authorised electricity operator operated under the direction and control of the licensee or such authorised electricity operator.

"Retail Price Index" means the general index of retail prices published by the Department of Employment each month in respect of all items or:

(a) if the index for any month in any year shall not have been published on or before the last day of the third month after such month, such index for such month or months as the Director may after consultation with the licensee determine to be appropriate in the circumstances; or

(b) if there is a material change in the basis of the index, such other index as the Director may after consultation with the licensee determine to be appropriate in the circumstances.

"Second-Tier Supply Business" means the authorised business
(if any) of the licensee or any affiliate or related undertaking as a private electricity supplier.

"Separate Business" means each of the Distribution, Supply, Second-Tier Supply and Generation Businesses taken separately from one another and from any other business of the licensee, but so that where all or any part of such business is carried on by an affiliate or related undertaking of the licensee such part of the business as is carried on by that affiliate or related undertaking shall be consolidated with any other such business of the licensee (and of any other affiliate or related undertaking) so as to form a single Separate Business.

"standby" means the periodic or intermittent supply or sale of electricity:

(a) to an authorised electricity operator to make good any shortfall in the availability of electricity to that operator for the purposes of its supply of electricity to persons seeking such supply; or

(b) to a customer of the licensee to make good any shortfall between the customer's total supply requirements and that met either by its own generation or by electricity supplied by an authorised electricity operator other than the licensee such standby supply or sale being provided at such entry or exit point on the licensee's distribution system as the operator or customer may request.

"Supply Business" means the authorised business of the licensee as public electricity supplier in the authorised area, but shall not include any activities forming part of the Distribution Business.

"top-up" means the supply or sale of electricity on a continuing or regular basis:

(a) to an authorised electricity operator to make good any shortfall in the availability of electricity (including, where that operator is using the licensee's distribution system, to make good any distribution losses on that system) to that operator for the purposes of its supply of electricity to persons seeking such supply; or

(b) to a customer of the licensee to make good any shortfall between the customer's total supply requirements and that met either by its own generation or by electricity supplied by an authorised electricity operator other than the licensee such top-up supply or sale being provided at such entry or exit point on the licensee's distribution system as the operator or customer may request.

"transfer date" means such date as may be appointed by the Secretary of State by order under Section 65 of the Act.

"Transmission Company" means The National Grid Company plc or any other holder for the time being of a licence to transmit electricity in England and Wales under Section
6(1)(b) of the Act.

"transmission system" means the system consisting (wholly or mainly) of high voltage electric lines owned or operated by the Transmission Company and used for the transmission of electricity from one generating station to a sub-station or to another generating station, or between sub-stations or to any interconnector, and includes any electrical plant and meters owned or operated by the Transmission Company in connection with the transmission of electricity but shall not include any remote transmission assets.

"undertaking" bears the meaning ascribed to that expression by Section 259 of the Companies Act 1985 as substituted by
Section 22 of the Companies Act 1989 and if that section is not in force at the date of grant of this licence as if such section were in force at such date.

"use of system" means use of the licensee's distribution system for the transport of electricity by the licensee or any authorised electricity operator.

"use of system charges" means charges made or levied or to be made or levied by the licensee for the provision of services as part of the Distribution Business to any authorised electricity operator or to the licensee for the purposes of its Supply Business or Second-Tier Supply Business as more fully described at paragraph 3 of Condition 8 and at paragraph C2 of Part C of Schedule 3 to this licence; but shall not include connection charges.


4.	Any reference to a numbered Condition (with or without a
suffix letter) of Schedule is a reference to the Condition (with or without a suffix letter) or Schedule bearing that number in this licence, and any reference to a numbered paragraph (with or without a prefix or a suffix letter) is a reference to the paragraph bearing that number (with or without a prefix or a suffix letter) in the Condition or Schedule in which the reference occurs.

5.	In construing the Conditions, the heading or title of any
Condition or paragraph shall be disregarded.

6.	Where, in the Conditions, any obligation of the licensee is
required to be performed within a specified time limit that obligation shall be deemed to continue after that time limit if the licensee fails to comply with that obligation within that time limit.

7.	The provisions of Section 109 of the Act shall apply for the purposes of the delivery or service of any documents, directions or notices to be delivered or served pursuant to any Condition, and directions issued by the Director pursuant to any Condition shall be delivered or served as aforesaid.

Condition 2:  Separate accounts for Separate Businesses

1.	The first financial year of the licensee shall run from 1st
April 1990 to 31st March 1991, and thereafter each financial year of the licensee shall run from 1st April to the following 31st
March.

2.	The remaining paragraphs of this Condition apply for the
purpose of ensuring that the licensee (and any affiliate or related undertaking) maintains accounting and reporting arrangements which enable separate accounts to be prepared for each Separate Business and showing the financial affairs of each such Separate Business.

3.	The licensee shall in respect of each Separate Business:

	(a)	keep or cause to be kept for the period referred to in
Section 222(5)(b) of the Companies Act 1985 and in the manner referred to in that section such accounting records in respect of each Separate Business as would by Section 221 of the Companies Act 1985 be required to be kept in respect of each such business if it were carried on by a separate company, so that the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, each Separate Business are separately identifiable in the books of the licensee (and any affiliate or related undertaking) from those of any other business; and

	(b)	prepare on a consistent basis from such accounting
records in respect of:

	(i)	the financial year commencing on 1st April 1990
and each subsequent financial year, accounting statements comprising a profit and loss account, a balance sheet and a statement of source and application of funds, together with notes thereto, and showing separately in respect of each Separate Business and in appropriate detail the amounts of any revenue, cost, asset, liability, reserve or provision which has been either:

	(A)	charged from or to any other business
(whether or not a Separate Business) together with a description of the basis of that charge;
or

	(B)	determined by appointment or allocation
between any Separate Business and any other business (whether or not a Separate Business) together with a description of the basis of the apportionment or allocation; and

	(ii)	the first six months of the financial year
commencing on 1st April 1990 and of each subsequent financial year, an interim profit and loss account; and

	(c)	procure, in respect of the accounting statements
prepared in accordance with this Condition in respect of a financial year, a report by the Auditors and addressed to the Director stating whether in their opinion those statements have been properly prepared in accordance with this Condition and give a true and fair view of the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the Separate
Business to which the statements relate; and

	(d)	deliver to the Director a copy of the account referred
to in sub-paragraph (b)(ii) above, the Auditors' report referred to in sub-paragraph (c) above and the accounting statements referred to in sub-paragraph (b)(i) above as soon as reasonably practicable, and in any event not later than three months after the end of the period to which it relates in the case of the account referred to in sub-paragraph (b)(ii) and six months after the end of the financial year to which they relate in the case of the accounting statements and Auditors' report referred to in sub-paragraph (b)(i) and (c) above.

4.	(a)	Unless the Director so specifies in directions issued
for the purposes of this Condition or with his prior written approval the licensee shall not in relation to the accounting statements in respect to a financial year change the bases of charge or apportionment or allocation referred to in sub-paragraph (b)(i) of paragraph 3 from those applied in respect of the previous financial year.

	(b)	Where, in relation to the accounting statements in
respect of a financial year, the licensee has changed such bases of charge or apportionment or allocation from those adopted for the immediately preceding financial year, the licensee shall, if so directed in directions issued by the Director, in addition to preparing accounting statements on the bases which it has adopted, prepare such accounting statements on the bases which applied in respect of the immediately preceding financial year.

5.	Accounting statements in respect of a financial year
prepared under sub-paragraph (b)(i) of paragraph 3 shall, so far as reasonably practicable and unless otherwise approved by the Director having regard to the purposes of this Condition:

	(a)	have the same content and format (in relation to each
Separate Business) as the annual accounts of the licensee prepared under Section 226 and, where appropriate, Section
227 of the Companies Act 1985 and conform to the best commercial accounting practices including Statements of Accounting Practice issued by the member bodies of the Consultative Committee of Accounting Bodies currently in force; and

	(b)	state the accounting policies adopted; and

	(c)	(with the exception of the part of such statement which
shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively and with the exception of the accounting statements relating to the Second-Tier Supply
Business), be published with the annual accounts of the licensee.

6.	Unless the accounting statements prepared under sub-
paragraph (b)(i) of paragraph 3 are prepared on the current cost basis as provided by the alternative accounting rules, the licensee shall, unless otherwise agreed by the Director, in addition to preparing those accounting statements under that paragraph, prepare accounting statements for each Separate Business covering the same period, which shall comprise and show separately:

	(a)	a profit and loss account, a balance sheet and a
statement of source and application of funds, together with notes thereto, which shall:

	(i)	include in respect of current cost assets amounts
determined on the current cost basis as provided by the alternative accounting rules; and

	(ii)	show or disclose the information and other matters
required by the alternative accounting rules to be shown or disclosed in accounts where the amounts included in respect of assets covered by any items shown in those accounts have been determined on any basis mentioned in paragraph 31 of Section C of Part II of Schedule 4 to the Companies Act 1985;

	(b) 	in respect of each Separate Business the adjusted
amount of any such provision for depreciation as is referred to in paragraph 32(2) of Section C of Part II of Schedule 4 to the Companies Act 1985 and the items shown in the profit and loss account of the Separate Business for the relevant period which are affected by the determination of amounts on the current cost basis as provided by the alternative accounting rules, including the profit (or loss) before taxation; and

	(c)	such other current information as is referred to in the
Handbook as the Director may reasonably require

and shall deliver the same, together with an Auditors' report prepared in relation to the current cost basis accounting statements in the form referred to in sub-paragraph (c) of paragraph 3, to the Director within the time limit referred to in sub-paragraph (d) of paragraph 3, and shall (with the exception of the part of such statement which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively and with the exception of the accounting statements relating to the Second-Tier Supply Business) publish the same with the annual accounts of the licensee.

7.	References in this Condition to costs or liabilities of, or
reasonably attributable to, any Separate Business shall be construed as excluding taxation, capital liabilities which do not relate principally to a particular Separate Business, and interest thereon; and references to any profit and loss account shall be construed accordingly.

8.	Without prejudice to paragraph 1 of Condition 1, references
in this Condition to sections of the Companies Act 1985 are references to those provisions as amended, substituted or inserted by the relevant provisions of the Companies Act 1989 and if such provisions of the Companies Act 198i are not in force at the date of grant of this licence shall be construed as if such provisions were in force at such date.

9.	For the purposes of paragraph 6:

"alternative accounting rules" means the rules set out in Section
C of Part II of Schedule 4 to the Companies Act 1985.

"current cost assets" means assets of any description mentioned in paragraph 31 Section C of Part II of Schedule 4 to the
Companies Act 1985.

"the Handbook" means the handbook issued by the Accounting Standards Committee of the Consultative Committee of Accounting Bodies (CCAB Limited) or any successor body entitled "Accounting for the effects of changing prices: a Handbook" in its current edition for the time being or in the event that no such handbook shall be in issue such guidance or publication as may be issued in replacement or substitution therefor.

Condition 3:  Charge restriction conditions:  definitions

1.	In this Condition and in Conditions 3A to 3G and Schedule 3
to this licence:

"attributed" means when used in relation to the fossil fuel levy or payments in lieu thereof or transmission connection point charges or remote transmission asset rentals or distribution losses or transmission costs or allowed distribution costs, or in relation to attributing electricity purchase or sale contracts and electricity purchase costs to regulated customers and other customers, attributed in accordance with the principles set out in Part A of Schedule 3 and attribute, attributed, attributable and attribution shall be construed accordingly.

"average charge per unit distributed" means the distribution revenue in the relevant year divided by the regulated quantity distributed in that year.

"average charge per unit supplied" means the supply revenue in the year divided by the quantity supplied in that year.

"average charge per regulated unit supplied" means the regulated supply revenue in the relevant year divided by the regulated quantity supplied in that year.

"average specified rate" means the average of the daily base rates of Barclays Bank plc current from time to time during the period in respect of which the calculation falls to be made.

"charge restriction conditions" means Conditions 3 to 3G inclusive together with Schedule 3 to this licence, as from time to time modified or replaced in accordance therewith or pursuant to Sections 11, 14 or 15 of the Act.

"distribution losses" means units unaccounted for on the licensee's distribution system, measured as being the difference between the units metered on entry into the system and the units metered on leaving the system.

"distribution revenue" means the revenue (measured on an accruals basis) derived by the licensee from the provision of distribution services in the relevant year, after deduction of:

(i) an amount equal to such part of the total amount payable in that relevant year to the Transmission Company (measured on an accruals basis) in respect of transmission connection point charges and remote transmission assets rentals and which would otherwise be included in distribution revenue by reason of being recovered in that relevant year by the licensee in its use of system charges, as falls to be attributed to the regulated quantity distributed in that relevant year; and

(ii) value added tax (if any) and any other taxes based directly on the amounts so derived.

"distribution services" means all services provided by the licensee as part of its Distribution Business other than excluded services.

"EHV premises" means those premises to which units are delivered by the licensee which fall to be treated as EHV premises in accordance with Part B of Schedule 3.

"EHV units" means units distributed by the licensee which are delivered or deemed to be delivered to EHV premises.

"electricity purchase costs" means the licensee's purchase costs of electricity calculated in accordance with the principles in Part F of Schedule 3.

"excluded services" means those services provided by the licensee which in accordance with the principles set out in Part C of
Schedule 3 fall to be treated as excluded services.

"fifth relevant year" means the relevant year commencing 1st
April 1994.

"HV units" means units (other than EHV units) distributed by the licensee which are delivered to premises connected to the licensee's distribution system at a voltage at or higher than 1000 volts.

"interconnector charges" means charges levied by the Interconnectors Business of the Transmission Company and payable by the Supply or Second-Tier Supply Business of the licensee in respect of use of the interconnector for the transfer of electricity into England and Wales.

"LV units" means units distributed by the licensee which are delivered to premises connected to the licensee's distribution system at a voltage less than 1000 volts.

"LV1 units" means LV units which are distributed by the licensee outside night-time periods to domestic premises or small non-domestic premises where the appropriate use of system charges apply different rates in night-time periods as opposed to other times of day, for the avoidance of doubt including the use of system charges under the tariffs specified in paragraph D2 of Part D of Schedule 3.

"LV2 units" means LV units which are distributed by the licensee to domestic premises or small non-domestic premises:

(a) during night-time periods, where the appropriate use of system charges apply different rates in night-time periods as opposed to other times of the day; or

(b) where the appropriate use of system charges are incorporated into tariffs which restrict availability of supply to specified off-peak periods,

for the avoidance off doubt including the use of system charges under the tariffs specified in paragraph D3 of Part D of Schedule
3.

"LV3 units" means LV units other than LV1 and LV2 units, for the avoidance of doubt including units distributed under the tariffs specified in paragraph D4 of Part D of Schedule 3.

"maximum average charge per unit distributed" means the charge calculated in accordance with the formula in paragraph 1 of Condition 3A.

"maximum average charge per regulated unit supplied" means the charge calculated in accordance with the formula in paragraph 1 of Condition 3B.

"metered" means, in relation to any quantity distributed or supplied, as measured by a meter installed for such purpose or (where no such meter is installed or it is not reasonably practicable to measure the quantity by such meter) as otherwise reasonably calculated.

quantity supplied" means the aggregate quantity of units supplied by the licensee in the relevant year metered at the points of supply (whether or not in the authorised area of the licensee).

"regulated customer" means a person other than the licensee who in the calendar year ending in relevant year t-1 was supplied at
0.1 MW premises.

"regulated distribution unit category" means as the case may be HV units or LV1 units or LV2 units or LV3 units.

"regulated quantity distributed" means the aggregate quantity of units distributed (both for the Supply Business of the licensee and on behalf of third parties under use of system) by the licensee through the licensee's distribution system in relevant year t metered at exit points on leaving the licensee's distribution system but excluding for this purpose:

(a) units distributed for the purpose of supply to premises outside the licensee's authorised area; and

(b)   EHV units.

"regulated quantity supplied" means the aggregate quantity of units supplied by the licensee to regulated customers in the relevant year metered at the points of supply.

"regulated supply revenue" means that part of the supply revenue
(measured on an accruals basis) derived by the licensee from supplies to regulated customers.

"regulated unit supplied" means a unit supplied by the licensee to a regulated customer.

"relevant year" means a financial year commencing on or after 1st
April 1990.

"relevant year t" means that relevant year for the purposes of which any calculation falls to be made; "relevant year t-1" means the relevant year preceding relevant year t or, in respect of the period prior to 1st April 1990, the period of 12 calendar months commencing on 1st April 1989; and similar expressions shall be construed accordingly.

"remote transmission asset rental" means any rent or other periodic payment payable by the Distribution Business of the licensee to the Transmission Company in respect of remote transmission assets forming part of the licensee's distribution system.

"sixth relevant year" means the relevant year commencing 1st
April 1995.

"supply" includes supply outside the authorised area, standby and top-up supply and sale and any other sales of electricity by the licensee to persons other than customers; and "supplied" and similar expressions shall be construed accordingly.

"supply charges" means all charges (including charges for the provision of distribution services and standing charges) made by the licensee in respect of electricity supplied by the licensee other than charges for the provision of excluded services by the licensee.

"supply revenue" means the revenue (measured on an accruals basis) derived by the licensee from supply charges after deduction of value added tax (if any) and any other taxes based directly on the amounts so derived.

"transmission charges" means charges levied by the Transmission Company payable by the Supply or the Second-Tier Supply Business of the licensee in respect of the transmission of electricity, but for the avoidance of doubt shall exclude transmission connection point charges and remote transmission asset rentals.

"transmission connection point charges" means charges levied by the Transmission Company as connection charges by direct reference to the number or nature of the connections between the licensee's distribution system and the transmission system and payable by the Distribution Business of the licensee.

"unit" means a kilowatt hour.
Condition 3A:  Restriction of distribution charges


Basic Formula

1.	Without prejudice to Condition 3F the licensee shall in
setting its charges for the provision of distribution services use its best endeavors to ensure that in any relevant year the average charge per unit distributed shall not exceed the maximum average charge per unit distributed calculated in accordance with the following formula:

                             Mdt = Pdt -Kdt

where:

Mdt means the maximum average charge per unit distributed in relevant year t.

Pdt is derived from the following formula:
	Pdt = (PU+PM) . Grt. PIDt + (PL.(A1t-Lt.PILt) divided by Dt

where:

PU means an amount equal to 176,200,000 pounds sterling

PM means an amount equal to 22,200,000 pounds sterling

Grt is derived from the following formula:

formula

where, for the relevant year beginning 1st April 1995, GRt-1 equals 1.

SUM means the summation across the regulated distribution unit categories i.

Poi	           means in respect of each regulated distribution unit
               category i set out below in column 1 the value equal to that amount set opposite that category in column 2.

              					1		                             	2

  				regulated distribution
		      		unit category i			                    value (p)

         					HV		                               	0.4723
         					LV1                              			2.0911
         					LV2			                              0.3273
         					LV3		                              	1.9284

Dit	           means that number of units in each regulated distribution
               unit category i distributed in relevant year t.

Dit-1	         means that number of units in each regulated distribution
               unit category i distributed in relevant year t-1.

Cdt	           means a notional figure representing the number of customers in the authorised area defined (for the purpose of this term
               Cdt only) for each relevant year, as the figure in the table below.

            	relevant year beginning:
            	1st April 1994		              1,446,000
            	1st April 1995		              1,456,000
            	1st April 1996	              	1,466,000
            	1st April 1997		              1,476,000
            	1st April 1998		              1,486,000
            	1st April 1999		              1,496,000

provided that:	 for any relevant year t beginning on or after 1st April
                2000, Cdt shall equal 1,496,000.

Cdt1	         means the number equal to Cdt in relevant year t-1.

PIDt	         is derived from the following formula:


                                 formula


where, for the relevant year beginning 1st April 1995, PIDt-1 equals 1.

RPIt	         means the percentage change (whether of a positive or a
              negative value) in the arithmetic average of the Retail Price Index numbers published or determined with respect to each of the six months July to December (inclusive) in relevant year t-1 and the arithmetic average of the Retail Price Index numbers published or determined with respect to the same months in relevant year T-2.

Xdt	          means for each relevant year in column 1 below the figure
              set opposite column 2 below:

            		1	                  			2
	relevant year beginning;
      	1st April 1995		            		2
      	1st April 1996				            13
      	provided that: for any relevant year t beginning on or after 1st April 1997, Xdt shall equal 3.

PL	           means an amount equal to 3.0656 p.

Alt	          means an amount (in units) representing
              allowed distribution losses in relevant year t, being the allowed percentage of the adjusted units distributed (calculated as provided in paragraph E5 of Part E of
              Schedule 3) where in respect of each relevant year t, the allowed percentage shall equal that percentage which the aggregate of adjusted distribution losses (calculated as provided in paragraphs E2 to E5 of Part E of
              Schedule 3) over the preceding relevant years
              (commencing with the twelve-month period from 1st April 1989, or, if the number of preceding relevant years exceeds nine, relevant year t-10) bears to the aggregate of adjusted units distributed (calculated as aforesaid) over the corresponding relevant years: save that for this purpose adjusted distribution losses in respect of the twelve-month period from 1st April 1989 shall be derived by applying the initial relevant loss percentage (calculated as provided in paragraphs E6 to E8 of Part E of Schedule 3) to the adjusted units distributed in that period.

Lt	           means in respect of relevant year t, adjusted
              grid supply point purchases less adjusted units distributed (calculated as provided in paragraphs E2 to E5 of Part E of Schedule 3).

PILt	         is derived from the following formula:

                               formula

where, for the relevant year beginning 1st April 1995, PILt-1 equals 1.

Dt	           means the regulated quantity distributed
              in relevant year T.

Kdt	          means the correction factor per unit
              (whether of a positive or a negative
              value) to be applied to the average
              charge per unit distributed in relevant
              year t which (subject to paragraph 4 of
              Condition 3D) is derived from the
              formula in paragraph 2 of this
              Condition.

and any term defined for the purposes of this paragraph 1 shall have the same meaning in each paragraph of this Condition.

Formula for Kdt as used in Paragraph 1

2.	For the purposes of paragraph 1, the term Kdt shall be
calculated in accordance with the following formula:

                              formula

provided that:	  notwithstanding the above, the value of
                 Kdt for the sixth relevant year shall be that value required by Condition 3A in the licence in the form in force on 31st
                 March 1995.

Where:

Rdt-1	           means the distribution revenue in
                 relevant year T-1.

Dt-1	            means the regulated quantity distributed
                 in relevant year t-1.

Mdt-1	           means maximum average charge per unit
                 distributed in relevant year t-1.

Idt             	means that interest rate in relevant
                 year t which is equal to, where Kdt
                 (taking no account of Id for this
                 purpose) has a positive value, the
                 average specified rate plus 4, or where
                 Kdt (taking no account of Id for this
                 purpose) has a negative value, the
                 average specified rate.

Condition 3B:  Restriction of supply charges

Basis Formula

1.	Without prejudice to Condition 3F the licensee shall in
setting its supply charges use its best endeavours to ensure that in any relevant year the average charge per regulated unit supplied shall not exceed the maximum average charge per regulated unit supplied calculated in accordance with the following formula:

	Mst = Pst + Yt - Kst

where:

Mst	                means the maximum average charge per
                    regulated unit supplied in relevant year t.

Pst	                means that amount in relevant year T
                    which is derived from the following
                    formula.


         					Pst = (PF+PC.C1+PQ.Q1)PI1 divided by Q1

Where:

PF	                 means 11,532,622 pounds sterling

PC	                 means 16.61 pounds sterling

Ct	                 means a notional figure representing the
                    number of regulated customers (for the
                    purpose of this defined term Ct only)
                    defined, for each relevant year, as the
                    figure in the table below.

	Relevant year beginning:
	1st April 1994		1,438,142
	1st April 1995		1,448,142
	1st April 1996		1,448,142
	1st April 1997		1,468,142

PQ	                 means 0.0969 pence

Qt	                 means the regulated quantity supplied in
                    relevant year t.

PIt	                is derived from the following formula:


                                formula

where, for the relevant year beginning 1st April 1994, Pit-1 equals 1.

RPIt              	means the percentage change (whether of
                   a positive or a negative value) in the
                   arithmetic average of the Retail Price
                   Index numbers published or determined
                   with respect to each of the six months
                   July to December (inclusive) in relevant year t-1 and the arithmetic average of the Retail Price Index numbers published or determined with respect to the same months in relevant year t-2.

Xs	                means 2.

Yt	                means the allowed cost, in pence per
                   regulated unit supplied in relevant year t, as calculated in accordance with the formula at paragraph 2 of this Condition.

Kst               	means the correction factor per
                   regulated unit (whether of a positive or negative value) to be applied to the average charge per regulated unit supplied in relevant year t which (subject to paragraph 4 of Condition 3D) is derived from the following formula.


                                  formula

Provided that:

(a)	notwithstanding the above, the value for
Kst for the fifth relevant year shall,
subject to sub-paragraph (b) below, be
the value notified by the licensee to
the Director no later than three months
after the commencement of the fifth
relevant year.  Such notification shall
be accompanied by a statement showing
how the value for Kst is derived,
together with its reasons for the basis
adopted in calculating such value; and

(b)	unless the Director objects in writing
to the licensee to such value within 3
months of receipts of the aforementioned notification (giving reasons for such objection) such value shall be the value as notified to the Director. Where the Director has served a notice of objection on the licensee, the licensee shall, no later than 14 days after receipt of such notice, notify the Director, by a further statement served on the Director in accordance with sub-paragraph (a), of the proposed value for Kst for the fifth relevant year.

Where:

Rst-1	               means the regulated supply revenue in
                     relevant year t-1.

Qt-1	                means the regulated quantity supplied in
                     relevant year t-1.

Qt	                  means the regulated quantity supplied in
                     relevant year t.

Mst-1	               means the maximum average charge per
                     regulated unit supplied in relevant year T-1.

It	                  means that interest rate in relevant
                     year t which is equal to, where Kst
                     (taking no account of I for this
                     purpose) has a positive value, the
                     average specified rate plus 2 or where
                     Kst (taking no account of I for this
                     purpose) has a negative value the
                     average specified rate.

Formula for Yt as used in paragraph 1

2.	For the purpose of paragraph 1, the term Yt (being the
allowed cost, in pence per regulated unit supplied in relevant year t) shall be calculated in accordance with the following formula:

		Yt = E1 + F1 + T1 + U1

Where:

Et	                means the licensee's average electricity
                   purchase costs in pence per regulated
                   unit supplied in relevant year t, as
                   calculated in accordance with the
                   principles set out in Part F of Schedule
                   3 and attributed to regulated customers.

Ft	                means the fossil fuel levy or an amount
                   in lieu thereof per regulated unit
                   supplied in relevant year t, being an
                   amount in pence per regulated unit
                   supplied derived by:

(a)	aggregating the amounts payable
(measured on an accruals basis) by
the licensee:

(i)	in respect of the fossil fuel
levy pursuant to Regulations
made under Section 33 of the
Act in respect of relevant
year t; and

(ii)	in lieu of the fossil fuel
levy on purchases of
electricity other than
leviable electricity, as
calculated in accordance with
paragraph A3 of Schedule 3 in
respect of relevant year t;
and

(b)	attributing a share of those
amounts to quantities supplied in
relevant year t to such regulated
customers in accordance with the
principles set out in Part A of
Schedule 3; and

(c)	dividing the resulting amount by
the regulated quantity supplied in
relevant year t.

Tt	                      means the allowed transmission cost per
                         regulated unit supplied in relevant year
                         t, derived by:

(a)	aggregating those charges:

(i)	paid by the licensee to the
Transmission Company as
transmission charges
attributed to regulated
customers in relevant year t
after adding any amounts paid
or deducting any amounts
received in relevant year t in
respect of any under or over
payment in the preceding
relevant year t-1; and

(ii)	payable (measured on an
accruals basis) by the
licensee to the
Interconnectors Business of
the Transmission Company as
interconnector charges
attributed to regulated
customers in relevant year t;
and

(b)	dividing the resulting amount by
the regulated quantity supplied in
relevant year t.

Ut	                            means the allowed distribution cost per
                               regulated unit supplied in relevant year
                               t, derived by:

(a)	aggregating the amounts payable
(measured on an accruals basis) in
relevant year t by the licensee in
respect of distribution services
attributed to regulated customers
to the Distribution Business of the
licensee and (in respect of similar
services, whether or not the same
are excluded services for the
purposes of any licence held by the
relevant third party) to the
distribution business of any third
party; and

(b)	dividing the resulting amount by
the regulated quantity supplied in
relevant year t.

but so that no amount may be taken into
account more than once for the purpose
of any calculation of the component
parts of the formula.


Condition 3C: [No longer used]

Condition 3D: Restriction of distribution charges and of supply charges: adjustments


1.	The following paragraphs shall have effect separately in
relation to distribution charges regulated under Condition 3A and supply charges regulated under Condition 3B.

2.	If, in respect of any relevant year, the average charge per
unit exceeds the maximum average charge per unit by more than the permitted one-year percentage, the licensee shall furnish an explanation to the Director and in the next following relevant year the licensee shall not effect any increase in charges unless it has demonstrated to the reasonable satisfaction of the Director that the average charge per unit would not be likely to exceed the maximum average charge per unit in that next following relevant year.

3.	If, in respect of any two successive relevant years, the sum of the amounts by which the average charge per unit has exceeded the maximum average charge per unit is more than the permitted two-year percentage, then in the next following relevant year the licensee shall, if required by the Director, adjust its charges such that the average charge per unit would not be likely, in the judgment of the Director, to exceed the maximum average charge per unit in that next following relevant year.

4.	If, in respect of two successive relevant years, the average charge per unit is less than 90 per cent of the maximum average charge per unit, the Director, after consultation with the licensee, may direct that:

(a)	in calculating Kdt for the purposes of paragraph 1 of
Condition 3A in respect of the next following relevant year, there shall be substituted for Rdt-1, in the formula at paragraph 1 of Condition 3A such figure as the Director may specify being not less than Rdt, and not more than 0.90 (Dt-1.Mdt-1); or

(b)	in calculating Kst for the purposes of paragraph 1 of
Condition 3B in respect of the next following relevant year, there shall be substituted for Rst-1 in the formula at paragraph 1 of Condition 3B such figure as the Director may specify being not less than Rst-1, and not more than O.90(Qt-1.M st-1).

5.	In this Condition:

"per unit" means per unit distributed in a relevant year or per regulated unit supplied in the fifth relevant year or any subsequent relevant year, as the context requires.

"permitted one-year percentage" means 3 per cent of the maximum average charge per unit distributed or 4 per cent of the maximum average charge per regulated unit supplied, as the context requires.

"permitted two-year percentage" means 4 per cent of the maximum average charge per unit distributed in the second of the relevant years or 5 per cent of the maximum average charge per regulated unit supplied in the second of the relevant years, as the context requires.

Provided that, in respect of each of the above definitions, where the relevant year referred to is one of the first four relevant years it shall have effect as if the word "regulated" was omitted and shall be construed in accordance with the charge restrictions conditions in force during that year.

Condition 3E: Information to be provided to the Director in connection with the charge restriction conditions

1.	Where the licensee is intending to make any change in:

(a)	charges for provision of distribution services regulated
under Condition 3A;

or

(b)	tariff supply charges regulated under Condition 3B the

licensee shall (unless otherwise agreed by the Director) not later than the date of publication of such changes provide the Director with:

(i)	a written forecast of the maximum average charge per unit
distributed or the maximum average charge per regulated unit supplied, together in each case with its components, in respect of the relevant year t in which such change is to take effect and in respect of the next following relevant year t+1; and

(ii)	a written estimate of the maximum average charge per unit
distributed or the maximum average charge per regulated unit supplied, together in each case with its components, in respect of the relevant year t-1 immediately preceding the relevant year in which the change is to take effect unless a statement complying with paragraph 8 in respect of relevant year t-1 has been furnished to the Director before the publication of the proposed change.

2.	(a)	No later than 1st April in each relevant year, the
licensee shall send to the Director a statement of principles in accordance with which the licensee intends to attribute, together with a statement of the licensee's provisional attribution of, electricity purchase or sale contracts to regulated customers and to other customers.

(b)	Where, at any time during a relevant year, the licensee
intends to change the principles of attribution or any provisional attribution specified in the statement under sub-paragraph (a) or a previous statement under this sub-paragraph (b) or to purchase or sell an electricity purchase or sale contract, the change or the provisional attribution in relation to the purchase or sale shall be specified in a written statement signed by a person authorised to sign a statement by the Directors of the licensee which statement shall not provide for a retrospective change of principles or for any re-attribution of payments already made or any payment where the event giving rise to that payment has already occurred (whether or not it is then due).

3.	If within three months of the commencement of any relevant
year t the licensee has not made any such change in charges as is referred to in paragraph 1, the licensee shall provide the Director with a written forecast of the maximum average charge per unit distributed or of the maximum average charge per regulated unit supplied in respect of relevant year t.

4.	The Director may issue directions providing that any
forecast or estimate provided in accordance with paragraphs 1 or 3 shall be accompanied by such information as regards the assumptions underlying the forecast or estimate as may be necessary to enable the Director to be satisfied that the forecast or estimate has been properly prepared on a consistent basis.

5.	Not later than 31st January in each relevant year t the
licensee shall send to the Director a written estimate of the average electricity purchase costs in pence per unit supplied and the quantity supplied calculated as provided under paragraph 2 of Condition 3B (but as if in that paragraph the words "regulated" and " attributed to regulated customers" were omitted) in respect of the relevant year and the next following relevant year t+l.

6.	[No longer used]

7.	Subject as provided in (b) below, not later than six weeks
after the commencement of any relevant year t, the licensee shall send to the Director a statement as to:

(a)	whether or not the provisions of Condition 3D are likely to
be applicable in consequence of the average charge per unit distributed or regulated unit supplied (as the case may be) in the preceding relevant year t-1 or the two preceding relevant years t-1 and t-2; and

(b)	its best estimate as to the relevant correction factor Kdt,
or (other than in the fifth relevant year) Kst (as the case may be) to be applied in calculating the maximum average charge per unit distributed or regulated unit supplied (as the case may be) in respect of relevant year t.

8.	Not later than three months after the end of a relevant year the licensee shall send the Director a statement, in respect of that relevant year, showing the specified items referred to in paragraph 10.

9.	The statement referred to in the preceding paragraph shall
be:

(a)	accompanied by a report from the Auditors that in their
opinion (i) such statement fairly presents each of the specified items referred to in paragraph 10 in accordance with the requirements of the charge restriction conditions and (ii) the amounts shown in respect of each of those specified items are in accordance with the licensee's accounting records which have been maintained in respect of each of the relevant Separate Businesses in accordance with Condition 2; and

(b)	certified by a director of the licensee on behalf of the
licensee that to the best of his knowledge, information and belief having made all reasonable enquiries:

(i)	there is no amount included in its calculations under
Condition 3A and Schedule 3 which represents other than:

(aa)	bona fide consideration for the provision of distribution
services in the course of its Distribution Business; or

(bb)	an amount permitted under the charge restriction conditions
to be so included;

(ii)	there is no amount included in its calculations under
Condition 3B and Schedule 3 which represents other than:

(aa)	bona fide consideration for electricity supplied to
regulated customers; or

(bb)	an amount permitted under the charge restriction conditions
to be so included;

(iii)	there is no amount included in its calculations of
allowed security costs under Condition 3F which represents other than an amount permitted under the charge restriction conditions to be so included;

(iv)	no service has been treated as an excluded service which was not properly so treated and no amount included in the revenues in respect thereof, represents other than bona fide consideration for the provision of the excluded service to which it relates;

(v)	all amounts which should properly be taken into account for
the purposes of the charge restriction conditions have been taken into account; and

(vi)	there is no amount included in its calculations under
Condition 3B and Schedule 3 in respect of electricity purchase or sale costs which does not result from an attribution or method of attribution contained in the statement under either paragraph 2
(a) or (b).

10.	The specified items to be contained in the statement
referred to in paragraph 8 shall be the following:

(a)	the regulated quantity distributed;

(b)	the quantity distributed in each regulated distribution unit category;

(c)	the average charge per unit distributed:

(d)	the quantity supplied;

(e)	the average charge per unit supplied;

(f)	the average charge per regulated unit supplied;

(g)	the regulated quantity supplied;

(h)	the amount in respect of the terms ALt and Lt in paragraph 1 of Condition 3A calculated as therein provided;

(i)	the licensee's average electricity purchase costs per
regulated unit supplied calculated as provided under paragraph 2 of Condition 3B;

(j)	the fossil fuel levy per regulated unit supplied, calculated as provided under paragraph 2 of Condition 3B;

(k)	the allowed transmission cost per regulated unit supplied,
calculated as provided under paragraph 2 of Condition 3B;

(l)	the allowed distribution cost per regulated unit supplied,
calculated as provided under paragraph 2 of Condition 3B;

(m)	the statements and information referred to in paragraphs A6,
B2, C8, D1, E10 and F7 of Schedule 3;

(n)	the information referred to at paragraph 8 of Condition 3F;

(o)	the licensee's average electricity purchase costs in pence
per unit supplied calculated as provided under paragraph 2 of Condition 3B but as if in that paragraph the words "regulated" and "attributed to regulated customers" were omitted.

Provided that the statement to be provided in the fifth relevant year in respect of the immediately preceding relevant year shall contain the information required by Paragraph 10 of Condition 3E in the licence in the form in force on 31st March 1 994

11.	Where the Director issues directions in accordance with
paragraph 9 of Condition 3F or paragraphs A7 or B3 or C9 or D5 or E11 or F8 of Schedule 3 then such directions shall not have effect from a date earlier than the commencement of the relevant year to which the statement last furnished to the Director pursuant to paragraph 8 prior to the issue of the directions related, unless such statement (or the accompanying report or certificate under paragraph 9) or any statement, report or certificate in respect of an earlier relevant year was incorrect or was misleading in any material respect.

12.	Where the Director issues such directions as are referred to in the preceding paragraph the Director may require the licensee to provide a revised statement in respect of such of the specified items as may be affected by the directions, and the licensee shall comply with such request.

Condition 3F: Allowances in respect of security costs

1.	At any time during a security period, the licensee may give
notice in writing to the Director suspending, with effect from the date of receipt of the notice by the Director, application of such of the charge restriction conditions as may be specified in the notice for the unexpired term of the security period.

2.	At any time during a security period, the Director may
(having regard to his duties under the Act) by means of directions:

(a)	suspend or modify for the unexpired term of the security
period the charge restriction conditions or any part or parts thereof; or

(b)	introduce for the unexpired term of the security period new
charge restriction conditions in either case, so as to make such provision as in the opinion or estimation of the Director is requisite or appropriate:

(i)	to enable the licensee to recover by means of increased
charges an amount estimated as being equal to the licensee's allowed security costs during such period;

(ii)	to ensure that such part of the amount referred to in
sub-paragraph (i) above as is estimated as being equal to the allowed security costs incurred by the licensee as costs in its Distribution Business are recovered by means of appropriate equitable increases on the charges made by the licensee in its Distribution Business; and

(iii)	to ensure that such part of the amount referred to in
sub-paragraph (i) above as is estimated as being equal to the allowed security costs incurred by the licensee as costs in its Supply Business and its Second-Tier Supply Business respectively are recovered by appropriate equitable increases in the charges made by the licensee in those Businesses and the licensee shall comply with the terms of any directions so issued.

3.	At any time following a security period, the Director may
(following such consultation with the licensee and others as the Director may consider appropriate)issue directions suspending or modifying the charge restriction conditions or any part or parts thereof or replacing such directions as may have been made during the security period and introducing such new charge restriction conditions as in the opinion of the Director are appropriate in all the circumstances (including at the Director's discretion an appropriate adjustment having regard to any profit gained or foregone by the licensee during the security period), and the licensee shall comply with any directions so issued.

4.	At any time within three months after the issue of
directions by the Director under paragraph 3, the licensee may serve on the Director a disapplication request in respect of such of the charge restriction conditions or any part or parts thereof as are specified in the request.

5.	If within three months of the receipt by the Director of the disapplication request referred to in paragraph 4, the Director has either not agreed in writing to such disapplication request or has not made a reference to the Monopolies Commission under
Section 12 of the Act relating to the modification of the charge restriction conditions, the licensee may deliver one month's written notice to the Director terminating the application of the charge restriction conditions (or any part or parts thereof) as were specified in the disapplication request.

6.	Subject to paragraphs 7 and 9, the licensee shall in any
relevant year be entitled to recover an aggregate amount equal to its allowed security costs in that year or (insofar as not previously recovered) any previous year, by means of appropriate equitable increases on the charges made by the licensee in each of its Distribution,

Supply and Second-Tier Supply Businesses.

7.	Paragraph 6 shall not apply in so far as such allowed
security costs:

(a)	were otherwise recovered by the licensee; or

(b)	were taken into account by the Director in setting charge
restriction conditions by means of directions issued under paragraph 3 above.

8.	The licensee shall following the end of each relevant year
provide to the Director, as being one of the specified items to be contained in the statement referred to at paragraph 8 of Condition 3E, details in respect of that relevant year of:

(a)	the amount of the licensee's allowed security costs; and

(b)	the aggregate amounts charged under paragraph 6 on account
of the licensee's allowed security costs; and

(c)	the bases and calculations underlying the increases in
charges made by the licensee in its Distribution, Supply and Second-Tier Supply Businesses under paragraph 6.

9.	Where the Director is satisfied that the licensee has
recovered amounts in excess of the allowed security costs, the Director may issue directions requiring the licensee to take such steps as may be specified to reimburse customers of or purchasers from the Distribution, Supply and Second-Tier Supply Business (as the case may be) for the excess amounts charged to them, and the licensee shall comply with any directions so issued provided that if the excess amounts relate to allowed security costs paid to any authorised electricity operator, the licensee shall not be obliged to make any such reimbursement unless and until it has recovered such costs from the relevant authorised electricity operator.

10.	No amounts charged by the licensee under this Condition
(whether or not subsequently required to be reimbursed) shall be taken into account for the purpose of applying the charge restriction provisions of Conditions 3A and 3B.

11.	In this Condition:

"allowed security cost" shall have the meaning ascribed to that term in the Fuel Security Code.

"security period" means a period commencing on the date on which any direction issued by the Secretary of State under Section 34(4)(b) of the Act enters effect and terminating on the date (being not earlier than the date such direction, as varied, is revoked or expires) as the Director, after consultation with such persons (including without limitation, licence holders liable to be principally affected) as he shall consider appropriate, may with the consent of the Secretary of State by notice to all licence holders determine after having regard to the views of such persons.

Condition 3G: Duration of charge restriction conditions

1.	The charge restriction conditions shall apply so long as
this licence continues in force but shall cease to have effect
(in whole or in part, as the case may be) if the licensee delivers to the Director a disapplication request made in accordance with paragraph 2 and:

(a)	the Director agrees in writing to the disapplication
request; or

(b)	their application (in whole or in part) is terminated by
notice given by the licensee in accordance with either paragraph
4 or paragraph 5.

2.	A disapplication request pursuant to this Condition 3G shall
(a) be in writing addressed to the Director, (b) specify the charge restriction conditions (or any part or parts thereof) to which the request relates and (c) state the date from which the licensee wishes the Director to agree that the specified charge restriction conditions shall cease to have effect.

3.	Save where the Director otherwise agrees, no disapplication
following delivery of a disapplication request pursuant to this Condition 3G shall have effect earlier than that date which is the later of:

(a)	a date being not less than 18 months after delivery of the
disapplication request; and either

(b)	in the case of distribution charges regulated under
Condition 3A, 31st March 2000; or

(c)	in the case of supply charges regulated under Condition 3B,
31st March 1998.

4.	If the Director has not made a reference to the Monopolies
Commission under Section 12 of the Act relating to the modification of the charge restriction conditions before the beginning of the period of 12 months which will end with the disapplication date, the licensee may deliver written notice to the Director terminating the application of such of the charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request with effect from the disapplication date or a later date.

5.	If the Monopolies Commission makes a report on a reference
made by the Director relating to the modification of the charge restriction conditions (or any part or parts thereof) specified in the disapplication request and such report does not include a conclusion that the cessation of such charge restriction conditions, in whole or in part, operates or may be expected to operate against the public interest, the licensee may within 30 days after the publication of the report by the Director in accordance with Section 13 of the Act deliver to him written notice terminating the application of such charge restriction conditions with effect from the disapplication date or later.

6.	A disapplication request or notice served under this
Condition may be served in respect of a specified geographic area

Condition 4: Prohibition of cross-subsidies and of discrimination

1.	The licensee shall procure that no Separate Business gives
any cross-subsidy to, or receives any cross-subsidy from, any other business of the licensee or an affiliate or related undertaking of the licensee (whether or not a Separate Business). For the purpose of this paragraph, those parts of the Supply Business and of the Second- Tier Supply Business consisting in the supply of electricity to over 0.1 MW customers and in the supply of electricity to 0.1 MW customers shall each be treated as a Separate Business.

2.	The licensee shall not, and shall procure that any affiliate or related undertaking of the licensee shall not, supply or offer to supply electricity to any 0.1 MW customer or group of 0.1 MW customers at prices or on other terms affecting the financial value of the supply which differ from those on which it supplies or offers to supply electricity to any other 0.1 MW customer or group of 0.1 MW customers except in so far as such differences reasonably reflect differences in the costs associated with such supply.

3.	The licensee shall not, and shall procure that any affiliate or related undertaking of the licensee shall not, supply or sell or offer to supply or sell electricity (including under any electricity sale contract) to any one relevant purchaser or person seeking to become a relevant purchaser on terms as to price which are materially more or less favourable than those on which it supplies or sells or offers to supply or sell electricity (including under any electricity sale contract) to comparable relevant purchasers. For these purposes, due regard shall be had to the circumstances of supply or sale to such purchasers including (without limitation) volumes, load factors, conditions of interruptibility, location of premises being supplied and date and duration of the agreement.

4.	For the purposes of paragraph 3:

"relevant purchaser" means any purchaser of electricity from the licensee or any affiliate or related undertaking of the licensee other than a 0.1 MW customer.

Condition 5: Obligation on economic purchasing

1.	Subject to paragraph 6, the provisions of paragraph 2 shall
apply separately in relation to purchases of electricity from the following sources:

(a)	qualifying renewable generation;

(b)	qualifying non-fossil generation; and

(c)	generation from any source other than as referred to in
sub-paragraphs (a) and (b) above.

2.	In respect of each category referred to in paragraph 1
above, and subject to paragraph 4 below, the licensee shall:

(a)	itself purchase;

(b)	procure any affiliate of the licensee to purchase; and

(c)	in so far as it is able through the exercise of voting
rights or otherwise to do so, procure any related undertaking of the licensee or any defined undertaking to purchase electricity at the best effective price reasonably obtainable having regard to the sources available.

3.	In determining the effective price at which electricity is
purchased by the licensee or any affiliate or related undertaking of the licensee or any defined undertaking, regard shall be had to any payments made or received or to be made or received for the grant of or pursuant to any electricity purchase contract.

4.	In the discharge of its obligations under paragraph 2 above, the licensee may additionally have regard to any considerations liable to affect its ability and that of any affiliate of the licensee to discharge its obligations under this Condition in the future, including the future security, reliability and diversity of sources of electricity available for purchase.

In this Condition (and subject to paragraph 6) references to qualifying renewable generation and to qualifying non-fossil generation shall refer to generation from capacity of that description which:

(i)	has been contracted by the licensee or any defined
undertaking under an arrangement certified by the Secretary of State under Section 32(7) of the Act which was entered into prior to the date this licence enters force; or

(ii)	is available to be contracted under arrangements to be
produced to the Director in satisfaction of an obligation imposed on the licensee by Order made under Section 32 of the Act after this licence enters force.

6.	Notwithstanding that generation may previously have been
contracted as being qualifying renewable generation or qualifying non-fossil generation (as the case may be), it shall cease to be so treated to the extent that:

(a)	the licensee (or any affiliate or related undertaking of the licensee or any defined undertaking) enjoys contractual freedom to vary or discontinue its obligation to purchase such generation; and

(b)	capacity from which qualifying renewable or non-fossil
generation (as the case may be) is otherwise contracted by the licensee or any affiliate or related undertaking of the licensee or any defined undertaking is equal to or exceeds the aggregate capacity specified in any Orders previously made under Section 32 of the Act and continuing in force, as being required to be available to the licensee at that time or in respect of any future period covered by such Orders.

7.	Paragraphs 2, 3 and 4 of this Condition shall apply mutatis
mutandis where the licensee exercises a discretion or (by agreement or otherwise) varies the terms of an existing contract
(whether or not entered into prior to the date of entry into force of this licence) in such a manner as to alter the effective price under such contract.

8.	In this Condition:

"defined undertaking" means Non-Fossil Purchasing Agency Limited or other entity through which the licensee enters into qualifying arrangements within the meaning of Section 33 of the Act.

''purchase" includes the acquisition of electricity from sources falling to be treated as own-generation for the purpose of Condition 6, and the purchase of electricity under electricity
Purchase contracts.

"qualifying non-fossil generation" , shall include generation from renewable sources which for the time being has not been contracted as being qualifying renewable generation.

Condition 6: Restriction on own-generation capacity

1.	The licensee shall procure that, with effect from the
transfer date, the Generation Business of the licensee is held as a Separate Business by or through a wholly-owned subsidiary of the licensee.

2.	Save with the prior written consent of the Director or in
the circumstances described in paragraph 3 below, the licensee shall at all times ensure that the sum of the amounts in megawatts (calculated as provided under paragraphs 4 and 5 below) represented by the declared net capacity of the licensee's own-generation sets and the appropriate share of the declared net capacity of generation sets in which the licensee has an accountable interest shall not exceed 500 megawatts.

3.	Where the licensee is in breach of paragraph 2 by reason of
the acquisition of own- generation sets or an accountable interest in other generation sets in consequence of the occurrence of a specified event affecting the operator or any third party, the licensee shall forthwith notify the Director for the purpose of obtaining such consent as is specified in paragraph 2.

4.	For the purposes of calculating the limit under paragraph 2
and subject to paragraph 5, there shall be attributed to the licensee:

(a)	the whole of the declared net capacity represented by
own-generation sets; and

(b)	the appropriate share (namely the share representing the
licensee's economic interest therein) of the declared net capacity of generation sets in which it has an accountable interest ascertained in such manner as the licensee with the approval of the Director may determine.

5	Where the Director is satisfied that by virtue of the
licensee's economic interest (ascertained in such manner as the Director may determine) therein:

(a)	generation sets in which the licensee has only an
accountable interest should more properly be treated as own-generation sets; or

(b)	own-generation sets should more properly be treated as sets
in which the licensee only has an accountable interest; or

(c)	own-generation sets, or generation sets in which the
licensee has an accountable interest, should not be treated as falling in either category; or

(d)	generation sets not declared as sets in which the licensee
has an accountable interest, should be treated as generation sets in which the licensee has an accountable interest the Director may issue directions to that effect.

6.	For the purposes of this Condition and subject to paragraphs
5 and 9, the licensee shall have an accountable interest in a generation set in circumstances where (such generation set not being an own-generation set of the licensee):

(a)	the operator is a related undertaking of the licensee or any affiliate of the licensee; or
(b)	the licensee or any affiliate of the licensee is in
partnership with or is party to any arrangement for sharing profits or cost-savings or any joint venture with the operator or with any third party with regard to the operator, or

(c)	the licensee or any affiliate of the licensee has (directly
or indirectly):

(i)	any beneficial shareholding interest in the operator; or

(ii)	any beneficial underlying interest in the generation set; or

(iii) provided or agreed to provide finance to the operator otherwise than on arm's length terms; or

(iv) provided or agreed to provide, or has determined or is responsible for determining the price (or other terms affecting the financial value) of, the fuel used in the generation sets and is entitled under a contract of not less than 5 years' duration:

(aa) to a share of the declared net capacity of the generation set; or

(bb) to a share of the declared net capacity of a generation set being the own-generation set of another authorised electricity operator or in which such authorised electricity operator has an accountable interest, under arrangements for the exchange of capacity entitlement or supplies of electricity representing such entitlement between the licensee or its affiliate and such authorised electricity operator.

7.	Paragraph 6 shall be applied in relation to the calculation
of an accountable interest in generation sets of any other authorised electricity operator as if the references therein to the licensee were replaced by references to such authorised electricity operator.

8.	References in paragraph 6 to contracts giving entitlements
to a share of declared net capacity shall include electricity sale or purchase contracts where rights under such contract are exercisable by reference to an identified generation set or to amounts generated at such set.

9.	The licensee shall not be deemed to have an accountable
interest in a generation set where:

(a)	such generation set is owned and operated by the National
Grid Company plc or a wholly-owned subsidiary thereof under a licence granted pursuant to Section 6 of the Act; or

(b)	the licensee's interest arises wholly under the terms of the
Pooling and Settlement Agreement or (other than as provided in paragraph 8) under any electricity purchase or sale contract; or

(c)	the licensee's interest arises solely by virtue of
arrangements for the sharing with the operator of any generation set of the risks associated with changes in the price of fuel used by the generation set during the term of any such contract as is referred to in paragraph 6 or 8 above.

10.	The licensee shall, on each such occasion as it provides to
the Director separate accounts for the Generation Business pursuant to paragraph 3(b)(i) of Condition 2 and at any other time upon request of the Director, provide to the Director a statement:

(a)	confirming compliance with paragraphs 1, 2 and 3 above as at the date of the statement and throughout the period since the last such statement; and

(b)	identifying (in such detail and with such supporting
documents or information as the Director may require) the amount of capacity in megawatts represented by the declared net capacity of own-generation sets attributable to the licensee and the appropriate share of the licensee in the declared net capacity of generation sets in which the licensee has an accountable interest, as at the date of the statement.

11.	Where the Director is satisfied that the basis of
calculation used by the licensee is not in conformity with paragraphs 4 and 5 above, the Director may issue directions specifying an alternative basis of calculation, and the basis of calculation by the licensee shall be adjusted accordingly with effect from the date of issue of the directions or such other date as may be specified in the directions.

12.	In this Condition.

"operator" means, in relation to any generation set, the authorised electricity operator or any person for the time being responsible (under contract or otherwise) for the generation or sale of electricity from such plant.

"own-generation set" means any generation set the majority beneficial ownership of which is vested in the licensee or an affiliate of the licensee or in respect of which the licensee or an affiliate of the licensee is the operator and references to own-generation sets of another authorised electricity operator shall be construed as if the references herein to the licensee were replaced by references to that authorised electricity operator.

"specified event" means any such event as is described in paragraph (1)(f) of Schedule 2 to this licence but for this purpose as if references to the licensee were replaced by references to the operator or third party in question.

"underlying interest" in relation to any generation set means any interest arising by reason of the licensee or affiliate or any related undertaking of the licensee or affiliate (whether alone or with others):

(a)	holding or being entitled to acquire an interest in the land on which the generation set, or any part thereof, is built;

(b)	being in partnership with or party to any arrangement for
sharing of profits or cost-savings or any joint venture with any person holding or entitled to acquire an interest in the land on which the generation set, or any part thereof, is built;

(c)	owning any electrical plant situated on or operated as a
unit with the generation set (and for such purpose, any electrical plant or equipment to the possession of which the licensee, affiliate or related undertaking is entitled under any agreement for hire, hire purchase, conditional sale or loan shall be deemed to be owned by such person) provided always that such electrical plant shall not be deemed to be operated as a unit with any generation set by reason only of connections with any other system for the transmission or distribution of electricity; or

(d)	having obtained any consent under Section 36 of the Act
required for the construction or extension of the generation set or any part thereof.


Condition 7: Tariffs

1.	The licensee shall ensure that any tariffs fixed under
Section 18 of the Act shall be so framed as separately to identify:

(a)	the use of system element in the licensee's charges; and

(b)	the charges in respect of the supply of electricity to
tariff customers.

2.	The licensee shall provide to the Director copies of the
tariffs from time to time fixed by the licensee pursuant to
Section 18 of the Act no later than publication thereof.

3.	Where the Director considers that by reason of the
complexity of any such tariffs fixed by the licensee, simplified explanatory statements are required or expedient for the understanding of tariff customers, the Director may direct the licensee to draw up such explanatory statements and thereafter to publish them with the tariffs to which they relate.

Condition 8: Basis of charges for top-up and standby supplies or sales of electricity, use of system and connection to the system:
requirements for transparency

1.	The licensee shall as soon as practicable and in any event
within 28 days after this licence has come into force prepare statements in a form approved by the Director setting out the basis upon which the charges for the provision of top-up and standby supplies or sales of electricity (as part of the Supply or Second-Tier Supply Business), for use of system and for connection to the licensee's distribution system (in each case, as part of the Distribution Business) will be made, in all cases in such form and with such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which he would become liable for the provision of such services, and (without prejudice to the foregoing) including the information set out in paragraphs 2 to 4 below.

2.	The statement referred to in paragraph 1 shall in respect of the provision of top-up and standby supplies or sales of electricity set out the methods by which and the principles on which the charges for the provision of each of top-up supplies or sales and standby supplies or sales will be made.

3.	The statement referred to in paragraph 1 shall in respect of use of system include:

(a)	a schedule of charges for transport of electricity under use of system;

(b)	a schedule of adjustment factors to be made in respect of
distribution losses, in the form of additional supplies required to cover those distribution losses;

(c)	the methods by which and the principles on which the charges
(if any) for availability of distribution capacity on the licensee's distribution system will be made;

(d)	a schedule of charges in respect of meter reading,
accounting and administrative services; and

(e)	a schedule of the charges (if any) which may be made for the provision and installation of any meters or electrical plant at entry or exit points, the provision and installation of which is ancillary to the grant of use of system, and for the maintenance of meters or electrical plant.

4.	The statement referred to in paragraph 1 shall in respect of connections to the licensee's distribution system include:

(a)	a schedule listing those items (including the carrying out
of works and the provision and installation of electric lines or electrical plant or meters) of significant cost liable to be required for the purpose of connection (at entry or exit points) to the licensee's distribution system for which connection charges may be made or levied and including (where practicable) indicative charges for each such item and (in other cases) an explanation of the methods by which and the principles on which such charges will be calculated:

(b)	the methods by which and the principles on which any charges will be made in respect of extension or reinforcement of the licensee's distribution system rendered (in the licensee's discretion) necessary or appropriate by virtue of providing connection to or use of system to any person seeking connection;

(c)	the methods by which and the principles on which connection
charges will be made in circumstances where the electric lines or electrical plant to be installed are (at the licensee's discretion) of greater size or capacity than that required for use of system by the person seeking connection;

(d)	the methods by which and the principles on which any charges
(including any capitalised charge) will be made for maintenance, repair, and replacement required of electric lines, electrical plant or meters provided and installed for making a connection to the licensee's distribution system;

(e)	the methods by which and principles on which any charges
will be made for disconnection from the licensee's distribution system and the removal of electrical plant, electric lines and ancillary meters following disconnection.

5.	The basis on which charges for the provision of top-up and
standby supplies or sales of electricity shall be set shall reflect the costs directly incurred in the provision thereof, together with a reasonable rate of return on the capital represented by such costs.

6.	Use of system charges for those items referred to in
paragraph 3 shall be determined on the same basis as is applied by the licensee when determining the use of system element of tariffs fixed pursuant to Section 18 of the Act and Condition 7.

7.	Connection charges for those items referred to in paragraph
4 shall be set at a level which will enable the licensee to recover:

(a)	the appropriate proportion of the costs directly or
indirectly incurred in carrying out any works, the extension or reinforcement of the licensee's distribution system or the provision and installation, maintenance, repair, and replacement or (as the case may be) removal following disconnection of any electric lines, electrical plant or meters; and

(b)	a reasonable rate of return on the capital represented by
such costs.

8.	If so requested and subject to paragraphs 9 and 14 below,
the licensee shall, as soon as practicable and in any event within 28 days (or where the Director so approves such longer period as the licensee may reasonably require having regard to the nature and complexity of the request) after the date referred to in paragraph 15 below give or send to any person making such request a statement showing present and future circuit capacity, forecast power flows and loading on the part or parts of the licensee's distribution system specified in the request and fault levels for each distribution node covered by the request and containing:

(a)	such further information as shall be reasonably necessary to enable such person to identify and evaluate the opportunities available when connecting to and making use of the part or parts of the licensee's distribution system specified in the request;
and

(b)	if so requested, a commentary prepared by the licensee
indicating the licensee's views as to the suitability of the part or parts of the licensee's distribution system specified in the request for new connections and transport of further quantities of electricity.

9.	The licensee shall include in every statement given or sent
under paragraph 8 above the information required by that paragraph except that the licensee may:

(a)	with the prior consent of the Director omit from any such
statement any details as to circuit capacity, power flows, loading or other information, disclosure of which would, in the view of the Director, seriously and prejudicially affect the commercial interests of the licensee or any third party; and

(b)	omit information the disclosure of which would place the
licensee in breach of Condition 12.

10.	The licensee may periodically revise the information set out in and, with the approval of the Director, alter the form of the statements prepared in accordance with paragraph 1 and shall, at least once in every year this licence is in force, revise such statements in order that the information set out in the statements shall continue to be accurate in all material respects.

11.	The licensee shall send a copy of the statements prepared in accordance with paragraph 1, and of each revision of such statements in accordance with paragraph 10 to the Director.

12.	The licensee shall give or send a copy of the statements
prepared in accordance with paragraph 1, or (as the case may be) of the latest revision of such statements in accordance with paragraph 10, to any person who requests a copy of such statement or statements

13.	The licensee may make a charge for any statement given or
sent pursuant to paragraph 12 of an amount which shall not exceed the amount specified in directions issued by the Director for the purposes of this Condition based on the Director's estimate of the licensee's reasonable costs of providing such a statement.

14.	The licensee may within 10 days after receipt of the request provide an estimate of its reasonable costs in the preparation of any statement referred to in paragraph 8, and its obligation to provide such statement shall be conditional on the person requesting such statement agreeing to pay the amount estimated or such other amount as the Director may, upon application of the licensee or the person requesting such statement, direct.

15.	For the purposes of paragraph 8 above, the date referred to
shall be the latest of:

(a)	the date of receipt of the request referred to in paragraph
8; or

(b)	the date on which the licensee receives agreement from the
person making the request to pay the amount estimated or such other amount as is determined by the Director (as the case may be) under paragraph 14 above.

Condition 8A: Non-discrimination in the provision of top-up or standby supplies or sales of electricity, use of system and connection to the system

1.	In the provision of top-up or standby supplies or sales of
electricity or in the carrying out of works for the purpose of connection to the licensee's distribution system, the licensee shall not discriminate:

(a)	between any persons or class or classes of persons; or

(b)	as between the licensee (in the provision of connections by
the licensee as part of its Distribution Business to itself for the purpose of its Supply or Second-Tier Supply Business) and any person or class or classes of persons.

2.	In the provision of use of system the licensee shall not
discriminate:

(a)	between any authorised electricity operators or class or
classes thereof; or

(b)	as between the licensee (in the provision of use of system
by the licensee as part of its Distribution Business to itself for the purpose of its Supply or Second-Tier Supply Business) and any authorised electricity operator or class or classes thereof.

3.	Without prejudice to paragraphs 1 or 2, the licensee shall
not:

(a)	make charges for the provision of top-up or standby supplies or sales of electricity to any person or class or classes of persons; or

(b)	make charges for use of system to any authorised electricity operator or class or classes thereof

which differ from the charges for such provision:

(i)	(in the case of top-up or standby supplies or sales of
electricity) to any other person or class or classes of person:
or

(ii)	(in the case of use of system):

(aa)	to any other authorised electricity operator or to any class or classes thereof; or

(bb)	to the licensee (in the provision of use of system by the
licensee as part of its Distribution Business to itself for the purposes of its Supply or Second-Tier Supply Business)

except in so far as such differences reasonably reflect differences in the costs associated with such provision.

4. The licensee shall not in setting its charges for provision of top-up or standby supplies or sales of electricity or charges for use of system restrict, distort or prevent competition in the generation, distribution or supply of electricity.

Condition 8B: Requirement to offer terms

1.	On application made by any authorised electricity operator
the licensee shall (subject to paragraph 6) offer to enter into an agreement for use of system:

(a)	to accept into the licensee's distribution system at such
entry point or points and in such quantities as may be specified in the application, electricity to be provided by or on behalf of such authorised electricity operator; and/or

(b)	to distribute such quantities of electricity as are referred to in subparagraph (a) above (less any distribution losses) at such exit point or points on the licensee's distribution system and to such person or persons as the authorised electricity operator may specify; and

(c)	specifying the use of system charges to be paid by the
authorised electricity operator, such charges (unless manifestly inappropriate) to be referable to the statement referred to at paragraphs 1 and 3 of Condition 8 or any revision thereof, and to be in conformity with the requirements of paragraph 6 of Condition 8; and

(d)	containing such further terms as are or may be appropriate
for the purposes of the agreement.

2.	On application made by any person, the licensee shall
(subject to paragraph 6) offer to enter into an agreement for connection to the licensee's distribution system or for modification to an existing connection and such offer shall make detailed provision regarding:

(a)	the carrying out of works (if any) required to connect the
licensee's distribution system to any other system for the transmission or distribution of electricity, and for the obtaining of any consents necessary for such purpose;

(b)	the carrying out of works (if any) in connection with the
extension or reinforcement of the licensee's distribution system rendered (in the licensee's discretion) appropriate or necessary by reason of making the connection or modification to an existing connection and for the obtaining of any consents necessary for such purpose;

(c)	the installation of appropriate meters (if any) required to
enable the licensee to measure electricity being accepted into the licensee's distribution system at the specified entry point or points or leaving such system at the specified exit point or points;

(d)	the installation of such switchgear or other apparatus (if
any) as may be required for the interruption of supply where the person seeking connection or modification of an existing connection does not require the provision by the licensee of top-up or standby supplies or sales of electricity;

(e)	the installation of special metering, telemetry or data
processing (if any) for the purpose of enabling any person which is party to the Pooling and Settlement Agreement to comply with its obligations in respect to metering or the performance by the licensee of any service in relation to such metering thereunder;

(f)	the date by which any works required to permit access to the licensee's distribution system (including for this purpose any works to reinforce or extend the licensee's distribution system) shall be completed (time being of the essence unless otherwise agreed by the person seeking connection);

(g)	the connection charges to be paid to the licensee, such
charges (unless manifestly inappropriate):

(i)	to be presented in such a way as to be referable to the
statement referred to in paragraphs 1 and 4 of Condition 8 or any revision thereof; and

(ii)	to be set in conformity with the requirements of paragraph 7 of Condition 8 and (where relevant) of paragraph 4; and

(h)	containing such further terms as are or may be appropriate
for the purpose of the agreement.

3.	The licensee shall (subject to paragraph 6) offer to enter
into an agreement with any person who requests the same to provide top-up or standby supplies or sales of electricity, such offer to make provision for the charges to be made in respect of top-up or standby supplies or sales of electricity, such charges:

(a)	to be presented in such a way as to be referable to the
statement referred to in paragraph 2 of Condition 8 or any revision thereof; and

(b)	to be set in conformity with the requirements of paragraph 5 of Condition 8.

4.	For the purpose of determining an appropriate proportion of
the costs directly or indirectly incurred in carrying out works under an agreement for making a connection or modification to an existing connection, the licensee shall have regard to:

(a)	the benefit (if any) to be obtained or likely in the future
to be obtained by the licensee or any other person as a result of the carrying out of such works whether by reason of the reinforcement or extension of the licensee's distribution system or the provision of additional entry or exit points on such system or otherwise;

(b)	the ability or likely future ability of the licensee to
recoup a proportion of such costs from third parties; and

(c)	the principles that:

(i)	no charge will normally be made for reinforcement of the
existing distribution system if the new or increased load requirement does not exceed 25 per cent of the existing effective capacity at the relevant points on the system; and

(ii)	charges will not generally take into account system
reinforcement carried out at more than one voltage level above the voltage of connection.

5.	The licensee shall offer terms for agreements in accordance
with paragraphs 1 to 3 above as soon as practicable and (save where the Director consents to a longer period) in any event not more than the period specified in paragraph 7 below after receipt by the licensee from:

(a)	in the case of paragraph 1, an authorised electricity
operator; and

(b)	in the case of paragraphs 2 and 3, any person

of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

6.	The licensee shall not be obliged pursuant to this Condition to offer to enter or to enter into any agreement if:

(a)	to do so would be likely to involve the licensee:

(i)	in breach of its duties under Section 9 of the Act;

(ii)	in breach of the Electricity Supply Regulations 1988 or of
any regulations made under Section 29 of the Act or of any other enactment relating to safety or standards applicable in respect to the Distribution Business;

(iii)	in breach of the Grid Code or the Distribution Code; or

(iv)	in breach of the Conditions; or

(b)	the person making the application does not undertake to be
bound, in so far as applicable, by the terms of the Distribution
Code or the Grid Code from time to time in force; or

(c)	in the case of persons making application for use of system
under paragraph 1, such person ceases to be an authorised electricity operator.

7.	For the purpose of paragraph 5, the period specified shall
be:

(a)	in the case of persons seeking use of system or top-up or
standby supplies or sales of electricity only, 28 days; and

(b)	in the case of persons seeking connection or a modification
to an existing connection or use of system or top-up or standby supplies or sales of electricity in conjunction with connection, three months.

8.	The licensee shall within 28 days following receipt of a
request from any person, give or send to such person such information in the possession of the licensee as may be reasonably required by such person for the purpose of completing paragraph 8 of Part I and paragraphs 2(v) and (vi) of Part 2 of
Schedule 2 of The Electricity (Application for Licences and Extensions of Licences) Regulations 1990 or such provisions to like effect contained in any further regulations then in force made pursuant to Sections 6(3), 60 and 64(1 ) of the Act.

Condition 8C: Functions of the Director

1.	If, after a period which appears to the Director to be
reasonable for the purpose, the licensee has failed to enter into an agreement with (as the case may be) any authorised electricity operator or any person entitled or claiming to be entitled thereto pursuant to a request under Condition 8B, the Director may, pursuant to Section 7(3)(c) of the Act and on the application of such authorised electricity operator or such person or the licensee, settle any terms of the agreement in dispute between the licensee and that authorised electricity operator or that person in such manner as appears to the Director to be reasonable having (in so far as relevant) regard in particular to the following considerations:

(a)	that such authorised electricity operator or such person
should pay to the licensee:

(i)	in the case of the provision of top-up or standby supplies
or sales of electricity, such sum as is determined in accordance with paragraph 5 of Condition 8;

(ii)	in the case of provision of use of system, the use of system charges determined in accordance with paragraph 6 of Condition 8; and (iii) in the case of provision of a connection or a modification to an existing connection to the system, the whole or an appropriate proportion (as determined in accordance with paragraph 4 of Condition 8B) of the costs referred to in sub-paragraph (a) of paragraph 7 of Condition 8, together with a reasonable rate of return on the capital represented by such costs;

(b)	that the performance by the licensee of its obligations
under the agreement should not cause it to be in breach of those provisions referred to at paragraph 6 of Condition 8B;

(c)	that any methods by which the licensee's distribution system is connected to any other system for the transmission or distribution of electricity accord (in so far as applicable to the licensee) with the Distribution Code and with the Grid Code;
and

(d)	that the terms and conditions of the agreement so settled by the Director and of any other agreements entered into by the licensee pursuant to a request under Condition 8B should be, so far as circumstances allow, in as similar a form as is practicable.

2.	In so far as any authorised electricity operator or any
person entitled or claiming to be entitled to an offer under Condition 8B wishes to proceed on the basis of the agreement as settled by the Director, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3.	If the licensee proposes to vary the contractual terms of
any agreement for connection to the licensee's distribution system or for use of system entered into pursuant to Condition 8B or this Condition in any manner provided for under such agreement, the Director may, at the request of the licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Director to be reasonable.

Condition 9: Distribution system planning standard and quality of service

1.	The licensee shall plan and develop the licensee's
distribution system in accordance with a standard not less than that set out in Engineering Recommendation P.2/5 (October 1978 revision) of the Electricity Council Chief Engineers' Conference in so far as applicable to it or such other standard of planning as the licensee may, following consultation (where appropriate) with the Transmission Company and any other authorised electricity operator liable to be materially affected thereby and with the approval of the Director, adopt from time to time.

2.	The licensee shall within 3 months after this licence enters into force draw up and submit to the Director for his approval a statement setting out criteria by which the quality of performance of the licensee in maintaining distribution system security and availability and quality of service may be measured.

3.	The licensee shall within 2 months after the end of each
financial year submit to the Director a report providing details of the performance of the licensee during the previous financial year against the criteria referred to in paragraph 2.

4.	The Director may (following consultation with the licensee
and, where appropriate, with the Transmission Company and any other authorised electricity operator liable to be materially affected thereby) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the licensee's distribution system and to such extent as may be specified in the directions.

Condition 10: Generation security standard

1.	The licensee shall make arrangements sufficient to meet the
generation security standard.

2.	The duty imposed by paragraph 1 shall be discharged either
by the licensee's complying with the provisions of paragraph 3 below or by the making by the licensee of such other arrangements as may have been previously approved in writing for the purpose by the Director.

3.	The licensee may discharge the duty imposed by paragraph 1
by:

(a)	for so long as the relevant condition is met, purchasing as
a pool member under the terms of the Pooling and Settlement
Agreement quantities of electricity which are at all times sufficient to meet the demands of all qualifying customers of the licensee; and

(b)	for so long as the relevant condition is met, and save by
reason of planned maintenance undertaken on the licensee's distribution system or in circumstances of force majeure affecting either the licensee's distribution system or the quantities of electricity delivered into that system, not:

(i)	making voltage reductions outside statutory limits; or

(ii)	interrupting or reducing supplies to any qualifying customer otherwise than as instructed pursuant to the Grid Code by the Transmission Company or in accordance with the Distribution Code.

4.	The relevant condition referred to in paragraph 3 is that
there should at any relevant time be electricity available to be purchased under the terms of the Pooling and Settlement Agreement at a price less than the ceiling price.

5.	The licensee shall upon request by the Director provide to
the Director such information as the Director may require for the purpose of monitoring compliance with this Condition and to enable the Director (having regard to his statutory duties) to review the operation of the generation security standard.

6.	The provisions of this Condition are without prejudice to
the duties of the licensee under the Electricity Supply
Regulations 1988.

7.	In this Condition:

"ceiling price" means such price as would be equal to the Pool
Selling Price in circumstances where the corresponding Pool
Purchase Price was an amount equal to the Value of Lost Load.

"generation security standard" means such standard of generation security as will ensure that:

(a)	the supply of electricity to qualifying customers will not
be discontinued in more than 9 years in any 100 years; and

(b)	the voltage or frequency of electricity supplied to
qualifying customers will not be reduced below usual operational limits in more than 30 years in any 100 years by reason of insufficiency of electricity generation available for the purposes of supply by the licensee to its qualifying customers at times of annual system peak demand.

"Pool Purchase Price" and "Pool Selling Price" shall each have the meaning from time to time ascribed to them in Schedule 9 to the Pooling and Settlement Agreement.

"qualifying customer" means any purchaser from the licensee entitled and requiring at any time to be supplied by the licensee at premises within the authorised area of the licensee but shall exclude:

(a)	a contract purchaser under an interruptible contract or a
contract containing load management terms to the extent that supplies to that purchaser may be interrupted or reduced in accordance with the terms of that contract; and

(b)	a tariff customer on special tariffs which restrict supplies to particular time periods to the extent that supplies to that customer may be interrupted or reduced in accordance with such tariff

"Value of Lost Load" means in respect of the first financial year, the sum of 2 pounds per kWh and, in respect of each succeeding financial year, the sum which corresponds to 2 pounds per kWh as adjusted to reflect the percentage change in the Retail Price
Index between the index published or determined in respect to the December prior to the start of that financial year and the index published or determined for December 1 1989.

Condition 11: Distribution Code

1	The licensee shall in consultation with authorised
electricity operators liable to be materially affected thereby prepare and at all times have in force and shall implement and (subject to paragraph 10 of this Condition) comply with a Distribution Code:

(a)	covering all material technical aspects relating to
connections to and the operation and use of the licensee's distribution system or (in so far as relevant to the operation and use of the licensee's distribution system) the operation of electric lines and electrical plant connected to the licensee's distribution system or the distribution system of any authorised electricity operator and (without prejudice to the foregoing) making express provision as to the matters referred to in paragraph 5 below; and

(b)	which is designed so as:

(i)	to permit the development, maintenance and operation of an
efficient, coordinated and economical system for the distribution of electricity; and

(ii)	to facilitate competition in the generation and supply of
electricity.

2	The Distribution Code in force at the date this licence
enters force shall be sent to the Director for his approval. Thereafter the licensee shall (in consultation with authorised electricity operators liable to be materially affected thereby) periodically review (including upon the request of the Director) the Distribution Code and its implementation. Following any such review, the licensee shall send to the Director:

(a)	a report on the outcome of such review; and

(b)	any proposed revisions to the Distribution Code from time to time as the licensee (having regard to the outcome of such review) reasonably thinks fit for the achievement of the objectives referred to in sub-paragraph (b) of paragraph 1; and

(c)	any written representations or objections from authorised
electricity operators (including any proposals by such operators for revisions to the Distribution Code not accepted by the licensee in the course of the review) arising during the consultation process and subsequently maintained.

3.	Revisions to the Distribution Code proposed by the licensee
and sent to the Director pursuant to paragraph 2 shall require to be approved by the Director.

4.	Having regard to any written representations or objections
referred to in sub-paragraph (c) of paragraph 2, and following such further consultation (if any) as the Director may consider appropriate, the Director may issue directions requiring the licensee to revise the Distribution Code in such manner as may be specified in the directions, and the licensee shall forthwith comply with any such directions.

5.	The Distribution Code shall include:

(a)	a distribution planning and connection code containing:

(i)	connection conditions specifying the technical, design and
operational criteria to be complied with by any person connected or seeking connection with the licensee's distribution system;
and

(ii)	planning conditions specifying the technical and design
criteria and procedures to be applied by the licensee in the planning and development of the licensee's distribution system and to be taken into account by persons connected or seeking connection with the licensee's distribution system in the planning and development of their own plant and systems; and

(b)	a distribution operating code specifying the conditions
under which the licensee shall operate the licensee's distribution system and under which persons shall operate their plant and/or distribution systems in relation to the licensee's distribution system, in so far as necessary to protect the security and quality of supply and safe operation of the licensee's distribution system under both normal and abnormal operating conditions.

6.	The licensee shall give or send a copy of the Distribution
Code (as from time to time revised) to the Director.

7.	The licensee shall (subject to paragraph 8) give or send a
copy of the Distribution Code (as from time to time revised) to any person requesting the same.

8.	The licensee may make a charge for any copy of the
Distribution Code (as from time to time revised) given or sent pursuant to paragraph 7 of an amount which will not exceed any amount specified for the time being for the purposes of this Condition in directions issued by the Director.

9.	In preparing, implementing and complying with the
Distribution Code (including in respect of the scheduling of maintenance of the licensee's distribution system), the licensee shall not unduly discriminate against or unduly prefer:

(a)	any one or any group of persons; or

(b)	the licensee in the conduct of any business other than the
Distribution Business

in favour of or as against any one other or any other group of persons.

10. The Director may (following consultation with the licensee) issue directions relieving the licensee of its obligations under the Distribution Code in respect of such parts of the licensee's distribution system and to such extent as may be specified in the directions.

11. Compliance with this Condition shall not require the licensee to impose any contractual obligation on tariff customers to comply with the Distribution Code (as from time to time revised).

Condition 12: Restriction on use of certain information

1.	Where any person is required, pursuant to the provisions of
the Distribution Code to provide information to the licensee or any affiliate or related undertaking of the licensee for the purposes of the Distribution Business such person providing the information may, by notice in writing given to the licensee or such affiliate or related undertaking not later than the time at which such information is provided or by the endorsement on the information of words indicating the confidential nature of such information, specify such information as confidential information for the purposes of this Condition and the provisions of this Condition shall apply to that information

2.	Where the licensee or any affiliate or related undertaking
of the licensee receives confidential information in accordance with paragraph 1, the licensee shall (and shall procure that such affiliate or related undertaking shall):

(a)	not use the confidential information for any purpose other
than that for which it was provided;

(b)	without prejudice to sub-paragraph (a), not use the
confidential information in a manner which may obtain for the licensee or any affiliate or related undertaking of the licensee any commercial advantage in the operation of the Supply Business or of the Second-Tier Supply Business;

(c)	not authorise access to nor disclose any confidential
information other than:

(i)	to such of the employees of the licensee or any affiliate or related undertaking of the licensee (as the case may be) as require to be informed thereof for the effective operation of the Distribution Business;

(ii)	to such agents, consultants and contractors as require to be informed thereof for the effective operation of the Distribution
Business;

(iii)	to the Director;

(iv)	(with the prior approval of the person providing the
confidential information) to the Transmission Company; or

(v)	information which the licensee or any affiliate or related
undertaking of the licensee (as the case may be) is required or permitted to make disclosure of:

(aa)	in compliance with the duties of the licensee or any
affiliate or related undertaking of the licensee (as the case may be) under the Act or any other requirement of a Competent
Authority;

(bb)	in compliance with the conditions of any licence issued
under the Act or any document referred to in any such licence with which the licensee or any affiliate or related undertaking of the licensee (as the case may be) is required by virtue of the Act or such licence to comply;

(cc)	in compliance with any other requirement of law;

(dd)	in response to a requirement of any Stock Exchange or
regulatory authority or the Panel on Take-overs and Mergers; or

(ee)	pursuant to the arbitration rules for the Electricity Supply
Industry Arbitration Association or pursuant to any judicial or other arbitral process or tribunal of competent jurisdiction; and

(d)	take all reasonable steps to ensure that any such person as
is referred to in sub-paragraph (c)(i) and (c)(ii) above to whom the licensee or any affiliate or related undertaking of the licensee (as the case may be) discloses confidential information does not use that confidential information for any purpose other than that for which it was provided and does not disclose that confidential information otherwise than in accordance with the provisions of this Condition.

In this Condition:

"Competent Authority" means the Secretary of State, the Director and any local or national agency, authority, department, inspectorate, minister, ministry, official or public or statutory person (whether autonomous or not) of, or of the government of, the United Kingdom or the European Community.

"confidential information" means all information provided by any person pursuant to the provisions of the Distribution Code which is specified as confidential by such person as provided in paragraph 1, but shall exclude all information that is in or enters into the public domain otherwise than as a consequence of unauthorised disclosure by the licensee or any affiliate or related undertaking of the licensee (or by any person to whom the same is disclosed or suffered to be disclosed by the licensee or such affiliate or related undertaking).

"Electricity Supply Industry Arbitration Association" means the unincorporated members' club of that name formed inter alla to promote the efficient and economic operation of the procedure for the resolution of disputes within the electricity supply industry by means of arbitration or otherwise in accordance with its arbitration rules.

Condition 13: Compliance with the Grid Code

1.	The licensee shall comply with the provisions of the Grid
Code in so far as applicable to it.

2.	The Director may (following consultation with the
Transmission Company) issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of the Grid Code and to such extent as may be specified in those directions.

Condition 14: Security arrangements

1.	The licensee shall comply with the provisions of the Fuel
Security Code and such provisions shall have effect as if they were set out in this licence.

Condition 15: Pooling and Settlement Agreement

1.	The licensee shall be a pool member under, and comply with
the provisions of, the Pooling and Settlement Agreement.

Condition 16: Conditions of supply affecting tariff customers' statutory rights

1.	The licensee shall not include in or send with any notice
given under Section 16(3) of the Act, or any form provided to tariff customers or prospective tariff customers for use in giving notice under Section 16(2) of the Act, or any notice sent subsequently, an invitation to agree to anything which, by virtue of the Act, may only be done or (as the case may be) not done:

(a)	with the agreement of that person; or

(b)	in any case where that person withholds his agreement or
makes that agreement subject to terms and conditions to which the licensee objects, with the approval or consent or by order of the Secretary of State unless the form and terms of such invitation have first been submitted to and approved by the Director.

2.	Nothing in paragraph 1 shall prevent the licensee from:

(a)	requiring a customer or prospective customer to enter into a special agreement where this is permitted under Section 22 of the Act;

(b)	including in any such notice any provision or condition
which the licensee is required or permitted to include in such notice by virtue of Section 16(4) of the Act; or

(c)	including in any such notice concerning the provision of a
supply to premises:

(i)	not previously supplied by the licensee; or

(ii)	where any change is required in the location of any electric line, electrical plant or electric meter

an invitation to any customer or prospective customer to agree to any provision or condition concerning the installation or location of any or all of an electric line, electrical plant or an electric meter in any such case without having submitted the form and terms of such agreement or notice to the Director.

3.	The licensee shall include in any form provided to tariff
customers or prospective tariff customers for use in giving notice under Section 16(2) of the Act a prominent statement of the right of such customer to apply to the Director for the determination of any dispute arising out of the proposed terms of supply.

Condition 17: Licensee's apparatus on tariff customers' side of meter

1.	This Condition applies where the licensee installs a second
meter or other apparatus for the purpose of ascertaining or regulating the amount of electricity supplied, the period of supply, or any other quantity or time connected with the supply on the customer's side of the meter or meters registering the quantity of the supply to a tariff customer.

2.	Any second meter or other apparatus installed by the
licensee in the position and for a purpose described in paragraph 1 shall be such that the power consumed by it, when aggregated with the power consumed by any other meter or apparatus installed by the licensee in the like position and for a like purpose in relation to the tariff customer, does not exceed 10 watts except where otherwise agreed with the tariff customer.

Condition 18: Code of practice on payment of bills

1.	The licensee shall within three months after this licence
has come into force prepare and submit to the Director for his approval a Code of Practice concerning the payment of electricity bills by customers occupying domestic premises, and including appropriate guidance for the assistance of such customers who may have difficulty in paying such bills.

2.	The licensee shall, whenever requested to do so by the
Director, review the Code prepared in accordance with paragraph 1, and the manner in which it has been operated, with a view to determining whether any modification should be made to it or to the manner of its operation.

3.	In preparing the Code, and in carrying out any review
(including in accordance with paragraph 2), the licensee shall consult the relevant consumers' committee and shall have regard to any representations made by it about the Code or the manner in which it is likely to be or (as the case may be) has been operated.

4.	The licensee shall submit any revision of the Code which,
after consulting the relevant consumers' committee in accordance with paragraph 3, it wishes to make to the Director for his approval.

5.	The licensee shall:

(a)	send a copy of the Code and of any revision of it (in each
case, in the form approved by the Director) to the Director and the relevant consumers' committee;

(b)	draw to the attention of customers occupying domestic
premises the existence of the Code and each substantive revision of it and how they may inspect or obtain a copy of the Code in its latest form;

(c)	make a copy of the Code (as from time to time revised)
available for inspection by members of the public at each of the relevant premises during normal working hours; and

(d)	give or send free of charge a copy of the Code (as from time to time revised) to any person who requests it.

Condition 19: Methods for dealing with tariff customers in default

1.	The licensee shall within three months after this licence
has come into force, after consultation with the relevant consumers' committee, prepare and submit to the Director for his approval methods for dealing with tariff customers who, through misfortune or inability to cope with electricity supplied for domestic use on credit terms, incur obligations to pay for electricity so supplied which they find difficulty in discharging including, in particular, methods for:

(a)	distinguishing such tariff customers from others in default;

(b)	detecting failures by such tariff customers to comply with
arrangements entered into for paying by instalments charges for electricity supplied;

(c)	making such arrangements so as to take into account the
tariff customer's ability to comply with them;

(d)	ascertaining, with the assistance of other persons or
organisations, the ability of tariff customers to comply with such arrangements;

(e)	providing for such a tariff customer who has failed to
comply with such arrangements a prepayment meter where safe and practical to do so; and

(f)	calibrating any prepayment meter so provided so as to take
into account the tariff customer's ability to pay any of the charges due from the customer under such arrangements in addition to the other charges lawfully being recovered through the prepayment meter.

2.	The licensee shall not make any substantial change in the
methods adopted under this Condition without the consent of the Director.

3.	The licensee shall furnish the Director with such
information as to such methods as he may from time to time direct.

Condition 20: Provision of services for persons who are of pensionable age or disabled

1.	The licensee shall make arrangements for persons occupying
domestic premises who are of State pensionable age or disabled by which special services in the following respects can be made available where appropriate:

(a)	providing where practicable special controls and adaptors
for electrical appliances and meters (including pre-payment meters) and repositioning meters;

(b)	providing special means of identifying officers authorised
by the licensee; and

(c)	giving advice on the use of electricity.

2.	The licensee shall within three months after the date on
which this licence has come into force prepare and submit to the Director for his approval a Code of Practice describing the special services available and any charges made or to be made.

3.	The licensee shall whenever requested to do so by the
Director review the Code prepared in accordance with paragraph 2, and the manner in which it has been operated, with a view to determining whether any modification should be made to it or to the manner of its operation.

4.	In preparing the Code, and in carrying out any review
(including in accordance with paragraph 3), the licensee shall consult the relevant consumers' committee and shall have regard to any representations made by it about the Code or the manner in which it is likely to be or (as the case may be) has been operated.

5.	The licensee shall submit any revision of the Code which,
after consulting the relevant consumers' committee in accordance with paragraph 4, it wishes to make to the Director for his approval.

6.	The licensee shall:

(a)	send a copy of the Code and of any revision of it (in each
case, in the form approved by the Director) to the Director and the relevant consumers' committee;

(b)	make a copy of the Code (as from time to time revised)
available for inspection by members of the public at each of the relevant premises during normal working hours; and

(c)	give or send free of charge a copy of the Code (as from time to time revised) to any person who requests it.

Condition 21: Standards of performance

1.	The licensee shall conduct its Supply and Distribution
Businesses in the manner which it reasonably considers to be best calculated to achieve any standards of overall performance or standards of performance in connection with the promotion of the efficient use of electricity by customers, as may be determined by the Director pursuant to Sections 40 and 41 respectively of the Act.

Condition 22: Efficient use of electricity

1.	The licensee shall within three months after this licence
has come into force, after consultation with the relevant consumers' committee, prepare and submit to the Director for his approval a Code of Practice setting out the ways in which the licensee will make available to customers such guidance on the efficient use of electricity as will, in the opinion of the licensee, enable them to make informed judgments on measures to improve the efficiency with which they use the electricity supplied to them. Such Code of Practice shall include, but shall not be limited to:

(a)	the preparation and making available free of charge to any
customer who requests it of a statement, in a form approved by the Director, setting out information and advice for the guidance of customers in the efficient use of electricity supplied to them;

(b)	the creation and maintenance within the licensee's
organisation of sources from which customers may obtain further information about the efficient use of electricity supplied to them, including the maintenance of a telephone information service;

(c)	the preparation and making available free of charge to any
customer who requests it of a statement or statements of sources (to the extent that the licensee is aware of the same) outside the licensee's organisation from which customers may obtain additional information or assistance about measures to improve the efficiency with which they use the electricity supplied to them, such statement or statements to include basic information which is publicly available on financial assistance towards the costs of such measures available from Central or Local Government or through bodies in receipt of financial support from Government in connection with measures to promote the efficiency of energy use.

2.	Where the Director (who may have regard to the need for
economy, efficiency and effectiveness before giving directions under this paragraph) gives directions to do so, the licensee shall:

(a)	review and prepare a revision of the Code of Practice;

(b)	take steps to bring to the attention of customers
information on the efficient use of electricity supplied to them;
and

(c)	send to each customer a copy of any information published by the Director pursuant to Section 48 of the Act

in such manner and at such times as will comply with those directions.

3.	The licensee shall:

(a)	send a copy of any Code of Practice prepared in accordance
with paragraph 1, and of any revision of such Code prepared in accordance with paragraph 2 (in each case, in the form approved by the Director) to the Director and the relevant consumers' committee:

(b)	make a copy of such Code (as from time to time revised)
available for inspection by members of the public at each of the relevant premises during normal working hours; and

(c)	give or send free of charge a copy of such Code (as from
time to time revised) to any person who requests it.

Condition 23: CompIaint handling procedure

1.	The licensee shall within three months after this licence
has come into force establish a procedure for handling complaints from customers about the manner in which the licensee conducts its Supply and Distribution Businesses.

2.	The licensee shall, whenever requested to do so by the
Director, review the procedure established in accordance with paragraph 1, and the manner in which that procedure has been operated, with a view to determining whether any modification should be made to it or to the manner of its operation.

3.	In establishing a procedure in accordance with paragraph 1,
and in carrying out any review (including in accordance with paragraph 2), the licensee shall consult the relevant consumers' committee and shall have regard to any representations made by it about the procedure or the manner in which it is likely to be or (as the case may be) has been operated.

4.	Any procedure established in accordance with this Condition
shall specify the periods within which it is intended that different descriptions of complaint should be processed and resolved.

5.	The licensee shall submit the procedure established in
accordance with paragraph 1, and any revision of it which (after consultation with the relevant consumers' committee in accordance with paragraph 3) is proposed to be made, to the Director for his approval.

6.	The licensee shall:

(a)	send a copy of the procedure and any revision of it (in each case, after it has been approved by the Director) to the Director and the relevant consumers' committee;

(b)	make a copy of the procedure (as from time to time revised)
available for inspection by members of the public at each of the relevant premises during normal working hours; and

(c)	give or send free of charge a copy of the procedure (as from time to time revised) to any person who requests it.

Condition 24: Relations with relevant consumers' committee

1.	The licensee shall meet with the relevant consumers'
committee whenever requested to do so by that committee, up to a maximum of six times in every year during the period of this licence.

2.	Without prejudice to paragraph 1, the licensee shall meet
the relevant consumers' committee at least once in every year during the period of this licence.

3.	In at least one meeting with the relevant consumers'
committee in every year during the period of this licence, the licensee shall be represented by one or more directors of the licensee.

Condition 25: Health and safety of employees

1.	It shall be the duty of the licensee to act together with
other licensees to consult with appropriate representatives of the employees for the purpose of establishing and maintaining an appropriate machinery or forum for the joint consideration of matters of mutual concern in respect of the health and safety of persons employed by those licensees.

Condition 26: Requirement to enter certain agreements

1.	If any proposed agreement relating to the generation,
transmission or supply of electricity has (following consultation with the licensee) been designated by the Secretary of State for the purposes of this Condition, the Secretary of State may at any time prior to 1st October 1990, require the licensee:

(a)	to offer to enter into such proposed agreement; and

(b)	upon that offer being accepted, forthwith to enter into such agreement.

2.	In this Condition, "agreement" shall include any arrangement whether or not in writing and whether or not intended to be legally enforceable, and "proposed agreement" shall be construed accordingly.

Condition 27: Disposal of relevant assets

1.	The licensee shall not dispose of or relinquish operational
control over any relevant asset otherwise than in accordance with the following paragraphs of this Condition.

2.	Save as provided in paragraph 3, the licensee shall give to
the Director not less than two months' prior written notice of its intention to dispose of or relinquish operational control over any relevant asset, together with such further information as the Director may request relating to such asset or the circumstances of such intended disposal or relinquishment of control or to the intentions in regard thereto of the person proposing to acquire such asset or operational control over such asset.

3.	Notwithstanding paragraphs I and 2, the licensee may dispose of or relinquish operational control over any relevant asset:

(a)	where:

(i)	the Director has issued directions for the purposes of this
Condition containing a general consent (whether or not subject to conditions) to:

(aa)	transactions of a specified description; or

(bb)	the disposal of or relinquishment of operational control
over relevant assets of a specified description; and

(ii)	the transaction or the relevant assets are of a description
to which such directions apply and the disposal or relinquishment is in accordance with any conditions to which the consent is subject;

(b)	under such contracts or agreements, or contracts or
agreements of such a description, as may have been designated by the Secretary of State for the purposes of this Condition before the coming into force of this licence and to the extent so designated;

(c)	where the disposal or relinquishment of operational control
in question is required by or under any enactment or subordinate legislation.

4.	Notwithstanding paragraph 1, the licensee may dispose of or
relinquish operational control over any relevant asset as is specified in any notice given under paragraph 2 in circumstances where:

(a)	the Director confirms in writing that he consents to such
disposal or relinquishment (which consent may be made subject to the acceptance by the licensee or any third party in favour of whom the relevant asset is proposed to be disposed or operational control is proposed to be relinquished of such conditions as the Director may specify); or

(b)	the Director does not inform the licensee in writing of any
objection to such disposal or relinquishment of control within the notice period referred to in paragraph 2.

5.	In this Condition:

"disposal" includes any sale, gift, lease, licence, loan, mortgage, charge or the grant of any other encumbrance or the permitting of any encumbrance to subsist or any other disposition to a third party, and "dispose" shall be construed accordingly.

"relevant asset" means any asset for the time being forming part of the licensee's distribution system, any control centre for use in conjunction therewith and any legal or beneficial interest in land upon which any of the foregoing is situate.

Condition 28: Provision of information to the Director

1.	Subject to paragraphs 3 and 4, the licensee shall furnish to the Director, in such manner and at such times as the Director may require, such information and shall procure and furnish to him such reports, as the Director may consider necessary in the light of the Conditions or as he may require for the purpose of performing:

(a)	the functions assigned to him by or under the Act; and

(b)	any functions transferred to him under the Act.

2.	Without prejudice to the generality of paragraph 1, the
Director may call for the furnishing of accounting information which is more extensive than or differs from that required to be prepared and supplied to the Director under Condition 2.

3.	[No longer used]

4.	The licensee may not be required by the Director to furnish
him under this Condition with information for the purpose of the exercise of his functions under Section 48 of the Act.

5.	The licensee may not be required by the Director to furnish
him under this Condition with any information in relation to an enforcement matter which the licensee could not be compelled to produce or give under Section 28(3) of the Act.

6.	The power of the Director to call for information under
paragraph 1 is in addition to the power of the Director to call for information under or pursuant to any other Condition.

7.	In paragraphs 1 to 6, "information" shall include any
documents, accounts, estimates, returns or reports (whether or not prepared specifically at the request of the Director) of any description specified by the Director.

8.	The licensee shall, if so requested by the Director, give
reasoned comments on the accuracy and text of any information and advice (so far as relating to the Supply and Distribution
Businesses) which the Director proposes to publish pursuant to
Section 48 of the Act.

9.	[No longer used]

Condition 29: Payment of fees

1.	The licensee shall, at the times stated hereunder, pay To
the Secretary of State fees of the amount specified in, or determined under, the following paragraphs of this Condition.

2.	Within 30 days after the grant of this licence but, in any
event, before 1st May 1990, the licensee shall pay to the Secretary of State an initial fee of 240,000 pounds sterling.

3.	In respect of the year beginning 1st April 1990 the licensee shall pay to the Secretary of State a further fee which is the aggregate of the following amounts:

(a)	475,000 pounds sterling; and

(b)	the difference, if any, between:

(i)	the initial fee referred to in paragraph 2 above; and

(ii)	the proportion of the Director's total costs in the period
prior to 1st April 1990 which the Director determines that the licensee should pay in accordance with a method which has been previously disclosed in writing to the licensee and the fee shall be paid by the licensee to the Secretary of State within one month of the Director giving notice to the licensee of its amount if that notice is given within six months of 1st April 1990.

4. In respect of the year beginning on Ist April in 1991 and in each subsequent year, the licensee shall pay to the Secretary of State a fee which is the aggregate of the following amounts:

(a)	an amount which is a proportion as determined by the
Director of the amount estimated by the Director, according to a method which has previously been disclosed in writing to the licensee, as likely to be his costs during the coming year in the exercise of his general functions under the Act in relation to the holders of licences granted by the Secretary of State under
Section 6(1) and 6(2) of the Act;

(b)	the amount (or, where the consumers' committee in question
is the relevant consumers' committee for more than one public electricity supplier, the amount which is a proportion as determined by the Director, according to a method which has previously been disclosed in writing to the licensee, of such amount) estimated by the Director (having regard to any statement under paragraph 8(2) of Schedule 2 to the Act) as being likely to be the costs during the coming year of the relevant consumers' committee in the exercise of the functions assigned to it by or under the Act and any other such functions as it has been or may be required to exercise by the Director;

(c)	an amount which is a proportion as determined by the
Director, of the amount estimated by the Director (in consultation with the Monopolies Commission) as having been incurred in the calendar year immediately preceding the 1st April in question by the Monopolies Commission in connection with references made to it under Section 12 of the Act with respect to this licence or any other licence issued under Section 6(1)(c) of the Act; and

(d)	the difference (being a positive or a negative amount), if
any, between:

(i)	 the amount of the fee paid by the licensee in respect of
the year immediately preceding the 1st April in question; and

(ii)	the amount which that fee would have been in respect of that year had the amounts comprised therein been calculated by reference to:

(aa) in the case of sub-paragraph (a) above (or, where that year commenced on Ist April 1990 the amount attributable to the matters referred to in that sub-paragraph), the total costs of the Director and the proportion thereof actually attributable to the licensee; and

(bb) in the case of sub-paragraph (b) above (or, where that year commenced on 1st April 1990 the amount attributable to the matters referred to in that sub-paragraph), the total costs of the consumers' committee and where appropriate, the proportion thereof actually attributable to the licensee such total costs being apportioned in each case as determined by the Director according to a method previously disclosed in writing to the licensee and the fee shall be paid by the licensee to the Secretary of State within one month of the Director giving notice to the licensee of its amount if that notice is given within six months of the beginning of the year in respect of which the fee is payable.


SCHEDULE 1

Description of authorised area

The authorised area shall comprise that area which is outlined on the attached map and shall additionally include those premises listed in List A (the "Additional Premises") but shall not include those premises listed in List B (the "Excluded
Premises").

A:	ADDITIONAL PREMISES

	Address 		           Grid Ref.

	None

B:	EXCLUDED PREMISES

(a)	TO BE SUPPLIED BY YORKSHIRE ELECTRICITY GROUP PLC

	Address		            Grid Ref.

	Mine 			            SE 6040 4045
	Stillingfeet Moor
	Stillingfeet
	near York
	Y04 6HX

	Mine 		            	SE 6475 4431
	North Selby
	New Road
	Escrick
	Yn4 AF.Y